Exhibit 10.139

EXECUTION COPY

COMMON STOCK SUBSCRIPTION AGREEMENT

November 1, 2012

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COMMON STOCK SUBSCRIPTION AGREEMENT

THIS COMMON STOCK SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the 1st day of November, 2012 by and among General Maritime Corporation, a Marshall Islands corporation (the “Company”), OCM Marine Holdings TP, L.P., a Cayman Islands exempted limited partnership (“Holdings”), and the investors listed on Exhibit A attached to this Agreement (together the “Purchaser”). Each of the Company, Holdings and Purchaser is referred to herein as a “Party” and collectively as, the “Parties.”

RECITALS

WHEREAS, Purchaser wishes to make, in accordance with the terms hereof, a commitment to purchase, pursuant to one or more transactions, $30,000,000 of Company Shares (defined below);

WHEREAS, the Company wishes to issue and sell to Purchaser Company Shares on the terms and subject to the conditions set forth herein; and

WHEREAS, the Company and Purchaser are entering into the Letter Agreement (defined below) concurrent with entry into this Agreement.

NOW THEREFORE, in consideration of the mutual agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.                                      Purchase and Sale of Company Shares.

1.1                               Capital Contribution Commitment.

(a)                                 On the terms and subject to the conditions set forth herein, Purchaser shall make one or more cash contributions (each, a “Capital Contribution”) in exchange for Company Shares, in an aggregate amount equal to $30,000,000 (the “Commitment Amount”), which Commitment Amount shall be allocated as set forth on Exhibit A hereto, by contributing in installments when and as called by Holdings (at the discretion of Holdings) at any time or from time to time following the date hereof up to the date that is eighteen (18) months following the date hereof (the “Commitment Conclusion Date”), in each case, upon at least 10 Business Days’ prior written notice (in each case, a “Capital Call Notice”), by wire transfer of immediately available funds to an account designated by Holdings; provided that such notice requirement shall be deemed waived following payment by Purchaser of the Capital Contribution required by any such Capital Call Notice. Each Capital Call Notice shall set forth (i) the amount of the Capital Contribution required to be made by Purchaser in respect of such Capital Call Notice (which shall not exceed the excess of Purchaser’s commitment over the aggregate amount of Capital Contributions theretofore made by Purchaser in respect thereof), along with the bank account of the Company to which the Capital Contribution shall be funded by Purchaser, (ii) the number of shares of common stock of the Company (“Company Shares”) to be issued in respect of such Capital Contribution, and (iii) the date on which the consummation of such Capital Contribution (each, a “Closing”) shall take place. The Purchaser shall not be required to make a Capital Contribution (x) more than once in any three-month period or (y) in an installment of less than $1,000,000. Nothing herein shall require the Purchaser to purchase Company Shares in excess of the Commitment Amount. For the avoidance of doubt, the Company shall not be entitled to cause Purchaser to make any cash contribution in exchange for Company Shares; any capital calls may be made only by Holdings.

(b)                                 At each Closing, pursuant to the applicable Capital Call Notice, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, the Company Shares, with an agreed upon price of $27.67 per Company Share (the “Purchase Price”), with the number of Company Shares to be issued in respect of each Capital Contribution being equal to the quotient obtained by dividing the applicable Capital Contribution by the Purchase Price; provided, however, that in the event that prior to any of the Closings the Company issues any options to purchase Common Shares (or other equity awards) with an exercise price that is less than $27.67 per Company Share, then the Purchase Price shall be equal to such exercise price. In connection with each Capital Contribution, the Company shall cause its transfer agent to deliver to Purchaser a certificate representing the Company Shares issued in respect of such Capital Contribution.

(c)                                  Each purchase and sale of Company Shares in respect of a Capital Call Notice shall take place remotely via the exchange of documents and signatures on the date of the applicable Closing, provided, however, that Purchaser shall not be obligated to purchase Company Shares at such Closing unless all of the conditions in Section 6 have been satisfied or waived by Purchaser.

1.2                               Purchase Right Apportionment. Purchaser shall be entitled to apportion its right and obligation to purchase Company Shares in such proportions as it deems appropriate, among (a) itself and (b) any other Person reasonably acceptable to the Company, except any Person that engages in a business competitive with any of the Company’s or its Subsidiaries’ businesses (a “Competitor”) (each, a “Purchaser Assignee”); provided that, as a condition precedent to any such apportionment to a Purchaser Assignee, each Purchaser Assignee acknowledges in writing to the Company that such Purchaser Assignee is bound by the provisions of this Agreement with respect to such Company Shares so acquired to the same extent as if such Company Shares were acquired by Purchaser and agrees to be bound by each of the obligations of Purchaser or each other Purchaser Assignee, as applicable, hereunder, including, for the avoidance of doubt, the obligations contained in Section 1 and Section 2 hereof, and each document, agreement or instrument contemplated hereunder and thereunder. No such apportionment by Purchaser shall (i) relieve Purchaser or any other Purchaser Assignee, as applicable, of any of Purchaser’s or any other Purchaser Assignee’s obligations in respect of any Capital Call Notice or of any other obligations under this Agreement, or (ii) confer upon any Purchaser Assignee any rights to indemnification under Section 8.1(a) or any other rights of Purchaser under this Agreement (other than such right to purchase Company Shares) or the Letter Agreement.

1.3                               Purchaser Investment Right. On the earlier of (i) the Commitment Conclusion Date, or (ii) immediately prior to the occurrence of a Sale Transaction, if the Company has not drawn down the entire Commitment Amount from the Purchaser pursuant to Section 1.1, then the Purchaser shall have the right, but not the obligation, to purchase Company Shares, at the Purchase Price, up to its Commitment Amount, and shall exercise such right by delivering written notice to the Company in accordance with Section 8.6 no later than five (5) Business Days prior to the Commitment Conclusion Date or the date of the consummation of the Sale Transaction, and in such case, the Closing for the purchase and sale of such Company Shares shall occur within five (5) Business Days after delivery of notice by Purchaser in accordance with this Section 1.3. The Company shall not consummate a Sale Transaction without notifying Purchaser in accordance with Section 8.6 at least ten (10) Business Days prior to the consummation thereof, so that Purchaser may exercise its rights pursuant to this Section 1.3. If the Company does not approve any apportionment by the Purchaser pursuant to clause (b) of the first sentence of Section 1.2, the Purchaser shall have the right, but not the obligation, to purchase, by delivering written notice to the Company on a date within five (5) days following the Company’s delivery to the Purchaser of written notification of such disapproval, Company Shares at the Purchase Price up to the amount it proposed to apportion pursuant to such clause (b); provided, however, that no such purchase of the Company Shares pursuant to this sentence shall be consummated within ninety (90) days following the date of this Agreement. Such written notice by the Purchaser shall be delivered in accordance with Section 8.6, and the Closing for the purchase and sale of such Company Shares shall occur within five (5) Business Days after delivery of such notice by the Purchaser in accordance with this Section 1.3.

1.4                               Equity Documents. At the first Closing, Purchaser shall execute and deliver to the Company a joinder agreement to the Shareholders’ Agreement and the Registration Agreement, substantially in the form attached hereto as Exhibit B. Each Purchaser Assignee shall, concurrent with such Purchaser Assignee’s purchase of any Company Shares hereunder, execute and deliver to the Company a joinder agreement to the Shareholders’ Agreement and the Registration Agreement, substantially in the form attached hereto as Exhibit B. Notwithstanding anything to the contrary in the Shareholders’ Agreement or the Restated Certificate, except in connection with an Approved Sale (as defined in the Shareholders’ Agreement, Purchaser and each Purchaser Assignee shall not, and each of their respective transferees and any subsequent transferees shall not, directly or indirectly, transfer, sell, assign or otherwise dispose of any interest in any Company Shares to any Competitor, and each transferee of any Company Shares shall, concurrent with and as a condition precedent to, any transfer of Company Shares shall execute and deliver to the Company a joinder agreement to this Section 1.4 of this Agreement.

1.5                               Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large United States money center banks.

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

“Cash” means, at any particular time, all cash, cash equivalents and marketable securities held (wherever held) by the Company and its Subsidiaries, collectively.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are necessary to the conduct of the business of the Company and its Subsidiaries as now conducted and as presently proposed to be conducted.

“Confirmation Order” means the order entered by the Bankruptcy Court on May 7, 2012 confirming the Plan.

“Credit Agreements” means (i) that certain Second Amended and Restated Credit Agreement, dated as of May 17, 2012, among the Company, General Maritime Subsidiary Corporation, Arlington Tankers Ltd., General Maritime Subsidiary II Corporation, the lenders party thereto, Nordea Bank Finland PLC, New York Branch (“Nordea”), as administrative agent and collateral agent, and Nordea and DnB Bank ASA, as joint lead arrangers and joint book runners and (ii) that certain Third Amended and Restated Credit Agreement, dated as of May 17, 2012, among the Company, General Maritime Subsidiary II Corporation, Arlington Tankers Ltd., General Maritime Subsidiary Corporation, the lenders party thereto, Nordea as administrative agent and collateral agent, and Nordea and DnB Bank ASA, as joint lead arrangers and joint book runners.

“Default Rate” means interest at an annual rate equal to the lesser of (i) the Base Rate, plus 500 basis points, and (ii) the maximum rate permitted by applicable law.

“GAAP” shall mean United States generally accepted accounting principles, as in effect from time to time.

“Intangible Assets” shall mean, as of the date of any determination thereof, goodwill, patents, trade names, trademarks, copyrights, franchises, and such other assets as are properly classified as “intangible assets” in accordance with GAAP, plus unamortized debt issuance costs.

“Interest Rate Swap” means the interest rate swap, entered into as of November 26, 2008, between the Company and Nordea Bank Finland plc, ref. no. 797405/963035, for $75.0 million notional amount.

“IRS” means the United States Internal Revenue Service, or any successor agency.

“Key Employee” means any senior executive of the Company.

“Knowledge” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge after reasonable investigation of the following directors or officers: Peter Georgiopoulos, Jeffrey Pribor, John Tavlarios and Leonidas Vrondissis.

“Letter Agreement” means that letter agreement, substantially in the form attached hereto as Exhibit C, to be entered into by and between the Company and Purchaser.

“Lien” means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than mechanics’, materialmens’, and similar liens.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company and its Subsidiaries, taken as a whole, but shall exclude any effects, related to or resulting from (i) general economic, banking, currency, capital market, regulatory, political, environmental or other similar conditions (including acts of war, declared or undeclared, armed hostilities, terrorism, weather conditions, acts of God or other force majeure events), (ii) general business or economic conditions affecting the industries in which the Company and its Subsidiaries operate, (iii) the taking of any action by Purchaser or as contemplated by this Agreement or the announcement of this Agreement or the transactions contemplated hereby, (iv) changes in GAAP, (v) changes in law, regulation or other binding directives or orders issued by any governmental authority, (vi) any matter of which the Purchaser has knowledge as of the date hereof, including any matter set forth on the Disclosure Schedule, or (vii) any adverse change in or effect on the Company and its Subsidiaries that is caused by any delay in consummating the Closing as a result of any violation or breach by the Purchaser of any representation, warranty, covenant or agreement contained in this Agreement; provided, that with respect to clauses (i) and (ii) above, such effect does not disproportionately affect the Company and its Subsidiaries, taken as a whole, as applicable, as compared to other companies that conduct business in the industries in which the Company and its Subsidiaries conduct business.

“Material Contracts” means any contract or agreement to which the Company or any of its Subsidiaries, pursuant to which the Company or such Subsidiary: (i) is obligated to make payments or pay charter fees in excess of $1,000,000 in the aggregate for the twelve (12) month period preceding June 30, 2012, (ii) incurred indebtedness in excess of $1,000,000, (iii) grants any material license to any third party with respect to any Company Intellectual Property (other than licenses granted in the ordinary course of business), (iv) agrees to be limited in its ability to engage in any line of business or compete with any Person, except for limitations that would not, individually or in the aggregate, have a Material Adverse Effect, (v) has granted a power of attorney in respect of material matters, (vi) provides indemnification, suretyship or a guaranty in respect of obligations in excess of $1,000,000, excluding indemnification obligations set forth in contractual obligations between the Company or the Subsidiaries and their customers in the ordinary course of business, (vii) sells or purchases a vessel, (viii) engages another Person for commercial or technical management of material aspects of the operation of the Company’s vessels, and (ix) employs any member of senior management, leases any material real property from any third party, or engages any broker on an exclusive basis.

“Minimum Liquidity Requirement” shall mean the Company and its Subsidiaries collectively having a balance of at least $27.5 million of Cash as of August 31, 2012.

“Net Worth” shall mean for the Company and its Subsidiaries on a consolidated basis, the sum of capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders’ equity. For the avoidance of doubt, treasury stock is not included (i.e., it is not added back) in the calculation of “Net Worth”.

“Permitted Liens” means (i) Liens for Taxes, assessments and other governmental levies, fees or charges not yet due and payable or which the taxpayer is contesting in good faith and for which it has properly reserved in accordance with GAAP, (ii) cashiers’, landlords’, mechanics’, materialmens’, carriers’, workmens’, repairmens’, contractors’ and warehousemens’ Liens and similar Liens incurred in the ordinary course of business for amounts which are not delinquent and which would not, in the aggregate, have a Material Adverse Effect or which are being contested by appropriate proceedings, (iii) zoning, building codes and other land use laws regulating the use or occupancy of the leased real property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over such leased real property which are not violated by the current use or occupancy of such leased real property or the operation of the businesses of the Company or any violation of which would not have a Material Adverse Effect, (iv) purchase money Liens securing rental payments under capital lease arrangements, (v) easements, covenants, conditions, rights-of-way, restrictions and other similar charges and encumbrances of record and other encroachments and title and survey defects, none of which interfere materially with the ordinary conduct of the businesses of the Company or detract materially from the use, occupancy, value or marketability of title of the assets subject thereto, (vi) rights of setoff included in contracts with customers, (vii) applicable laws or government orders, (viii) other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, (ix) Liens in respect of the Credit Agreements and the Interest Rate Swap and (x) Liens identified on Schedule 3.13.

“Person” means a natural person, corporation, general or limited partnership, trust, limited liability company, joint venture, association or other entity or organization.

“Plan” means the Second Amended Joint Plan of Reorganization dated April 19, 2012 filed by the Company and certain of its Subsidiaries with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

“Public Filings” means the Company’s Form 10-K for the fiscal year ended December 31, 2011 and all schedules and exhibits filed therewith (the “Form 10-K”), the Company’s Form 10-Q for the fiscal quarter ended March 31, 2012 and all schedules and exhibits filed therewith and the Company’s Form 8-Ks filed on May 22, 2012 and May 23, 2012 and all schedules and exhibits filed therewith.

“Registration Agreement” means that certain Amended and Restated Registration Agreement, dated as of November 1, 2012, by and among the Company and certain shareholders thereof, as amended from time to time in accordance with the terms thereof.

“Restated Certificate” means the Company’s Amended and Restated Articles of Incorporation adopted May 17, 2012.

“Sale Transaction” means a bona fide sale of the outstanding equity securities or assets of the Company on an arm’s length basis to any Person (other than any Subsidiary of the Company or any Affiliate of the Company or any such Subsidiary) pursuant to which such Person, together with its Affiliates, acquires (i) a majority of the voting power represented by the outstanding equity securities (whether by merger, consolidation, sale or Transfer of Equity Securities or otherwise) of the Company, or (ii) all or substantially all of the Company’s and its Subsidiaries’ assets determined on a consolidated basis.

“Shareholders’ Agreement” means that certain Shareholders’ Agreement, dated as of May 17, 2012, by and among the Company and certain shareholders of the Company, as amended by Amendment No. 1 to Shareholders’ Agreement, dated as of September 12, 2012, as further amended from time to time in accordance with the terms thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company or other business entity, a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Tangible Net Worth” shall mean for the Company and its Subsidiaries on a consolidated basis, Net Worth, less the amount of all Intangible Assets included therein, in each case measured as of August 31, 2012.

“Tangible Net Worth Requirement” shall mean the Company’s Tangible Net Worth is at least $225 million as of August 31, 2012, as inversely adjusted for normal accounting adjustments to the Shell Performance Claim Accrual (as defined in Schedule 3.16).

“Tax” or “Taxes” means any taxes, assessments, fees and other governmental charges imposed by any governmental authority, including income, profits, gross receipts, net proceeds, tonnage, vessel, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Agreements” means this Agreement and the Letter Agreement.

2.                                      Purchaser Default on Capital Contribution. If, in respect of any Capital Call Notice with respect to which the conditions set forth in Section 6 have been met and the Purchaser or a Purchaser Assignee, as applicable, fails to make a corresponding Capital Contribution in accordance with Section 1.1, and such failure continues for a period of five (5) Business Days after delivery by the Company to Purchaser or such Purchaser Assignee, as applicable, of a written notice specifying such failure (a “Default”), then, in addition to all other remedies available to the Company in respect of such breach pursuant to this Agreement, the Purchaser shall pay to the Company interest (on the amount of the Capital Contribution) from the date of the Default until the date on which such Capital Contribution is made in full to the Company, at the Default Rate, compounded quarterly.

3.                                      Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of this Agreement, except as otherwise indicated to be made as of another date. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of the Disclosure Schedule shall be deemed to have been disclosed in respect of other sections and subsections in this Section 3 to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. For purposes of these representations and warranties (other than those in Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.19(b)), the term “the Company” shall include all Subsidiaries of the Company, unless otherwise noted herein.

3.1                               Organization, Good Standing, Corporate Power and Qualification.

(a)                                 The Company is a corporation duly organized, validly existing and in good standing under the laws of the Marshall Islands and has all requisite corporate power and authority to carry on its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified or be in good standing would have a Material Adverse Effect.

(b)                                 Each Subsidiary of the Company has been duly organized, is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, has the corporate or similar power and authority to own its property and to conduct its business as presently conducted and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect

3.2                     Capitalization.

(a)                                 The authorized capital of the Company consists, immediately prior to date of this Agreement, of:

(i)                                     15,000,000 authorized Company Shares, and 5,000,000 authorized shares of preferred stock, par value $0.01 per share. Immediately prior to the date of this Agreement, 10,083,700 Company Shares and no shares of preferred stock are issued and outstanding, and the record holders of such Company Shares are set forth on Schedule 3 .2(a)(i).

(ii)                                  Except as set forth in Section 3.2(a)(i) and for outstanding warrants to purchase 309,296 Company Shares, outstanding options to purchase 515,493 Company Shares and an additional 630,048 Company Shares reserved for issuance pursuant to awards under the Company’s 2012 Equity Incentive Plan (“Company’s Stock Plan”), there are no (x) shares of capital stock or other equity securities or voting securities of Company, (y) securities of Company convertible into or exchangeable for shares of capital stock or other equity securities or voting securities of the Company, or (z) outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or, other than pursuant to the Shareholders’ Agreement and the Registration Agreement, other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any Shares.

(iii)                               The Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

3.3                               Subsidiaries. Except as set forth in the Public Filings or on Schedule 3.3, neither the Company nor its Subsidiaries currently owns or controls, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. All of the Company’s Subsidiaries are directly or indirectly wholly owned by the Company. Except as set forth on Schedule 3.3, all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company free and clear of all liens, encumbrances, equities and claims. Other than pursuant to the Credit Agreements or the Shareholders’ Agreement, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any cash dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, or from repaying to the Company any loans or advances to such Subsidiary from the Company.

3.4                               Authorization. All corporate action required to be taken by the Board and stockholders of the Company in order to authorize the Company to enter into the Transaction Agreements, and for the Company to issue the Shares at the respective Closings, has been taken or will be taken prior to the applicable Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the applicable Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the applicable Closing. The Transaction Agreements shall, when executed and delivered by the Company, and the Shareholders’ Agreement and Registration Agreement constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in this Agreement, the Shareholders’ Agreement or the Registration Rights Agreement may be limited by applicable federal or state securities laws.

3.5                               Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, the Restated Certificate, the Shareholders’ Agreement, the Registration Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. There are no restrictions on subsequent transfers of the Shares under the laws of the Marshall Islands. Assuming the accuracy of the representations of the Purchaser in Section 4 of this Agreement and subject to the filings described in Section 3.6 below, the Shares will be issued in compliance with all applicable federal and state securities laws.

3.6                               Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, have a Material Adverse Effect or have a material adverse effect on the ability of the Company to enter into and consummate the transactions contemplated hereby, and for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

3.7                     Reorganization Plan; Litigation.

(a)                                 The Confirmation Order confirming the Plan was entered on May 7, 2012, the transactions contemplated by the Plan were completed and the Plan became effective pursuant to its terms on May 17, 2012. The Confirmation Order has not been vacated or revoked and no Person has made a motion or threatened to make a motion to vacate or revoke the Confirmation Order.

(b)                                 Except as set forth in the Public Filings, there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company, or (ii) that questions the right of the Company to enter into this Agreement, or to consummate the transactions contemplated by the Transaction Agreements, in each case that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company is not a party or named as subject to the provisions of any order, writ, injunction, judgment or decree of any governmental authority, except as would not, individually or in the aggregate, have a Material Adverse Effect.

3.8                               Intellectual Property. To the Company’s knowledge, the Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates any license or infringes any intellectual property rights of any other party. Since May 17, 2012, the Company has not received any written communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the material software programs present on the computers and other software-enabled electronic devices that it currently owns or leases or that it currently provides to its employees for their use in connection with the Company’s business.

3.9                               Noncontravention. The execution, delivery and performance of the Transaction Agreements and the consummation by the Company of the transactions contemplated by the Transaction Agreements will not violate or cause a default under (i) any provisions of its Restated Certificate or Bylaws, (ii) any material instrument, judgment, order, writ or decree, (iii) any material note, indenture or mortgage, or (iv) any charter, lease, agreement, contract or purchase order to which it is a party or by which it is bound, (v) any provision of federal or state statute, rule or regulation applicable to the Company, or (vi) any permit or license applicable to the Company, except, in the case of clauses (iv), (v) or (vi), as would not, on an individual or aggregate basis, have a Material Adverse Effect. The Company is not in violation or default of any Material Contract, except as would not have a Material Adverse Effect.

3.10                        Agreements; Actions.

(a)                                 The Disclosure Schedule sets forth (i) any agreements for the acquisition, sale or construction of Vessels, (ii) any commercial or technical management agreements with third parties to manage Vessels and (iii) any leasing or chartering agreements in effect as of the date of this Agreement, in each of clauses (i) through (iii), entered into since December 31, 2011.

(b)                                 Except as disclosed in the Public Filings or on Schedule 3.10, the Company (i) except for the Credit Agreements, is not party to any instrument evidencing any indebtedness for money borrowed, individually in excess of $500,000 or in excess of $1,000,000 in the aggregate, or (ii) is not party to any loans or advances to any Person, other than ordinary advances for travel expenses or to customers in the ordinary course of business.

(c)                                  Except as set forth in the Credit Agreements, the Company is not a guarantor or indemnitor of any indebtedness for money borrowed of any other Person, which indebtedness exceeds $500,000 on an individual basis or $1,000,000 in the aggregate.

(d)                                 The Company is in compliance in all material respects with respect to the Credit Agreements without giving effect to any waivers, and the Disclosure Schedule sets forth any prior waivers and consents under the Credit Agreements.

3.11                        Certain Transactions. Except as set forth in the Public Filings or the Disclosure Schedule, other than (i) solely in such Person’s capacity as an officer, director, or Key Employee, or (ii) the issuance of options to purchase Company Shares, there are no material agreements between the Company and any of its officers, directors or Key Employees, or any Affiliate thereof.

3.12                        Rights of Registration and Voting Rights. Except as provided in the Restated Certificate or the Registration Agreement, the Company is not under any obligation to any shareholder to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. Except as provided in the Restated Certificate or the Shareholders’ Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

3.13                        Absence of Liens. The material property and material assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for Permitted Liens. With respect to the material property and material assets it leases, the Company, to the Company’s knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than Permitted Liens.

3.14                        Real Property. The Company does not own any real property. The Public Filings set forth all material real property leases of the Company.

3.15                        Vessels. The Company’s fleet consists of 28 vessels and is comprised of seven VLCCs, 12 Suezmax vessels, six Aframax vessels, two Panamax vessels, and one Handymax vessel (the “Vessels”). Schedule 3.15 sets forth a chart updating the information provided on Page 15 of the Form 10-K regarding the Company’s vessels, with the charterer, charter rate and scheduled expiration dates of the vessels’ charters specified, so that it is accurate and complete as of the date of this Agreement. Except as set forth in the Public Filings or on Schedule 3.15, each of the Vessels listed on Schedule 3.15 has been duly and validly registered as a Vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Schedule 3.15 in the sole ownership of a wholly-owned Subsidiary of the Company and no other action is necessary to establish and perfect such entity’s title to and interest in such Vessel as against any charterer or other third party. Except as set forth in Schedule 3.10(a) or the Public Filings with respect to leases of Vessels, the Company has good title to its Vessels, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record, and any other encumbrances which would not, in the aggregate, result in a Material Adverse Effect. Each such Vessel is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered (including, for the avoidance of doubt, any vessel Taxes or tonnage Taxes), except for failures to be in good standing which would not, in the aggregate, result in a Material Adverse Effect. Since December 31, 2011, each Vessel has been operated in compliance in all material respects with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective Vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws), in each case as in effect on the date hereof, except where such failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect. The Company is qualified to own or lease, as the case may be, and operate such Vessels under all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such Vessel’s flag state, in each case as in effect on the date hereof, except where such failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect. Each vessel is classed by a classification society which is a full member of the International Association of Classification Societies and is in class with valid class and trading certificates, without any overdue recommendations, in each case based on the classification and certification requirements in effect on the date hereof.

3.16                        Financial Statements. The Company has delivered to the Purchaser (i) its unaudited financial statements (including balance sheet, income statement and statement of cash flows) for the six (6) month period ended June 30, 2012 and (ii) its unaudited income statement and balance sheet for the one month period ended August 31, 2012 (such balance sheet, the “Balance Sheet”) and through the Public Filings made available the audited financial statements (including balance sheet, income statement and statement of cash flows) for the fiscal year ended December 31, 2011 (collectively, the “Financial Statements”). The Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth on Schedule 3.16, the Company has no material liabilities or obligations contingent or otherwise which would be required to be disclosed on the Balance Sheet prepared in accordance with generally accepted accounting principles other than liabilities incurred in the ordinary course of business subsequent to June 30, 2012, which individually and in the aggregate would not have a Material Adverse Effect.

3.17                        Changes. Except as set forth on Schedule 3.17, from June 30, 2012 until the date of this Agreement there has not been:

(a)                                 any damage, destruction or loss to tangible or intangible assets owned, leased or used in the Company’s business, whether or not covered by insurance, that would have a Material Adverse Effect;

(b)                                 any waiver or compromise by the Company of a right or of a material debt owed to it, in each case that is of substantial value and other than in the ordinary course of business;

(c)                                  any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(d)                                 any resignation or termination of employment of any Key Employee of the Company;

(e)                                  any material change in any compensation arrangement or agreement with any Key Employee, director or stockholder;

(f)                                   any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or material assets, except for Permitted Liens;

(g)                                  any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h)                                 any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(i)                                     receipt of written notice that there has been an event of default under any Material Contract;

(j)                                    to the Company’s knowledge, any other event or condition of any character, that could reasonably be expected to result in a Material Adverse Effect;

(k)                                 any written communication sent or received by the Company regarding termination of, or intent to renegotiate or not perform, any material charters, contracts or agreements and no such termination or non-renewal has been threatened in writing by any party to any such contract or agreement; or

(l)                                     any agreement or obligation by the Company to do any of the things described in this Section 3.17.

3.18                        Employee Matters.

(a)                                 Except as would not have a Material Adverse Effect, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. Except as would not have a Material Adverse Effect, the Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, Taxes, penalties, or other sums for failure to comply with any of the foregoing.

(b)                                 Schedule 3.18 sets forth each material employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Except as would not have a Material Adverse Effect, the Company has made all required contributions to any such employee benefit plan and has complied in all material respects with all applicable laws for any such employee benefit plan.

(c)                                  Except as set forth on Schedule 3.18, the Company is not bound by or subject to any collective bargaining agreement with any labor union, and to the knowledge of the Company no labor union has requested or has sought to represent any of the employees of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect.

(d)                                 This Section 3.18 contains the sole and exclusive representations and warranties of the Company with respect to any employee benefits or labor matters.

3.19                        Tax Returns and Tax Payments.

(a)                                 The Company and its Subsidiaries have duly and timely filed all U.S. federal, state, county, local and foreign Tax Returns that involve a material amount of Tax that are required to be filed by each of them and there are in effect no waivers of applicable statutes of limitations with respect to such entities for Taxes or Tax Returns for any year, and such Tax Returns are true, correct, and complete in all material respects and, in all material respects, accurately reflect all items to the extent required to be reflected or included in such Tax Returns of the Company or its Subsidiaries, as applicable, for the periods covered thereby. There are no ongoing examinations or audits of any Tax Returns by any applicable U.S. federal, state, local or foreign governmental agency, and there are no administrative or court proceedings with respect to any Tax Returns or material Taxes of the Company or its Subsidiaries and none have been threatened in writing.

(b)                                 The Company and its Subsidiaries have not received any written notice or written inquiry from any jurisdiction where Tax Returns have not been filed that Tax Returns may be required or the Company or its Subsidiaries may be subject to material taxation by that jurisdiction, and to the Company’s knowledge Tax Returns are not required to be filed in any other jurisdiction where Tax Returns have not been filed.

(c)                                  Except as would not have a Material Adverse Effect, there are no U.S. federal, state, county, local or foreign Taxes due and payable by the Company or any of its Subsidiaries (whether or not shown as due and payable on any Tax Return) which have not been timely paid. Except as would not have a Material Adverse Effect, there are no accrued and unpaid federal, state, country, local or foreign Taxes of the Company which are due, whether or not assessed or disputed.

(d)                                 Except as would not have a Material Adverse Effect, all Taxes that are required to be withheld or collected by the Company or its Subsidiaries have been duly withheld and collected and, to the extent required, have been paid to the appropriate governmental authority or properly deposited as required by applicable law.

(e)                                  No shareholder of the Company has any powers of attorney relating to Taxes payable by the Company. The Company and its Subsidiaries are not a party to any Tax sharing, Tax indemnification or similar agreement currently in force.

(f)                                   Under current laws and regulations of the Marshall Islands and any political subdivision thereof, any amounts payable with respect to the Shares upon liquidation of the Company or upon redemption thereof, are not subject to Marshall Islands income Tax, and dividends and other distributions declared and payable on the Shares may be paid by the Company to the holder thereof in United States dollars that may be freely transferred out of the Marshall Islands and all such payments made to holders thereof or therein who are non-residents of the Marshall Islands will not be subject to income, withholding or other Taxes under laws and regulations of the Marshall Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other Tax, duty, withholding or deduction in the Marshall Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Marshall Islands or any political subdivision or taxing authority thereof or therein.

(g)                                  This Section 3.19 Section 3.15 (as it relates to Taxes), Section 3.25, Section 3.26, and Section 3.27 contain the sole and exclusive representations and warranties of the Company with respect to any Tax matters.

3.20                        Legal Compliance. Except with respect to tax matters (which are the subject of Section 3.19), employee benefits and labor matters (which are the subject of Section 3.18), environmental matters (which are the subject of Section 3.22), anti-bribery and anti-money laundering matters (which are the subject of Section 3.23) and government sanctions matters (which are the subject of Section 3.24), the Company is in compliance with all laws applicable to the ownership and operation of the business of the Company, including the possession of or application for all permits, licenses, registrations and authorizations of governmental authorities required under applicable law for the current operation of the businesses of the Company, except in each case where the failure to comply would not have a Material Adverse Effect.

3.21                        Insurance. Schedule 3.21 sets forth a list of the Company’s material insurance policies. The Company has not received any written notification that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

3.22                        Environmental Laws. Except as disclosed in the Public Filings or the Disclosure Schedule, (A) (i) the Company is not in violation of any applicable United States federal, state, local or non-U.S. statute, law, legally binding rule, regulation, ordinance, code or legally binding decision or order of any competent domestic or foreign governmental agency, governmental body or court applicable to them, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, or to the protection of the environment (collectively, “Environmental Laws”), (ii) the Company has not released any Hazardous Substances in a manner that would reasonably be expected to give rise to a liability of the Company, and (iii) the Company has received and is in compliance with all, and have no liability under any, permits, licenses, or authorizations required under applicable

Environmental Laws to conduct their respective businesses as currently conducted, except in each case covered by clauses (i) — (iii) such as would not reasonably be expected to have a Material Adverse Effect, (B) the Company is not subject to any pending claim by any governmental agency or governmental body or person regarding any material violation of Environmental Laws or any material liabilities relating to Hazardous Substances and arising under Environmental Laws, the subject of which would reasonably be expected to have a Material Adverse Effect and (C) to the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (x) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (y) any other chemical, material or substance defined or regulated as toxic or hazardous under Environmental Laws. This Section 3.22 contains the sole and exclusive representations and warranties of the Company with respect to any environmental, health or safety matters, including without limitation any arising under Environmental Laws or relating to Hazardous Substances.

3.23                        Compliance with Anti-Bribery and Anti-Money Laundering Laws. Since December 31, 2011, to the knowledge of the Company, (a) neither the Company, nor any of its directors or officers or any agent or representative of the Company, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of any applicable law; and (b) the Company and its directors and officers have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws, in the case of clauses (a) and (b), except as would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, the operations of the Company and each of its directors and officers are and have been conducted at all times in material compliance with all applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations promulgated under such statutes and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or to the knowledge of the Company, any of its directors or officers with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

3.24                        Compliance with Governmental Sanctions. The Company represents that, to the Company’s knowledge, (a) neither the Company nor any director, officer, employee, agent or affiliate of the Company, is a Person that is, or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”) or the European Union (“EU”) (collectively, “Sanctions”), and (b) neither the Company nor any director, officer, employee, agent or affiliate of the Company is an individual or entity located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

3.25                        Entity Classification. The Company is properly classified as a “foreign corporation” for U.S. federal income tax purposes, and no elections have been filed with the IRS to treat the Company other than as an “association” taxable as a corporation for U.S. federal income tax purposes.

3.26                        Non-PFIC Status. The Company believes that it did not qualify as a “passive foreign investment company” (“PFIC”) as defined in Section 1297(a) of the Code for its most recently completed taxable year or for any prior taxable year and, based on the Company’s and its Subsidiaries’ current projected income, assets and activities, the Company has a reasonable expectation for it not to be classified as a PFIC for the current taxable year.

3.27                        Transportation Income. The Company, and each of its Subsidiaries which use (or hire or lease for use) one or more vessels within the meaning of Section 863(c)(3)(A) of the Code, represent that at least 50% of their gross income for their most recently completed taxable year is derived from time charters and voyage charters and is not attributable to regularly scheduled transportation as such term is described in Section 4.07 of IRS Rev. Proc. 91-12.

4.                                      Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

4.1                               Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements to which it is a party. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2                               Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Company Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Company Shares.

4.3                               Disclosure of Information. The Purchaser has had an opportunity to discuss the business, management and financial affairs of the Company and the terms and conditions of the offering of the Company Shares with the Company’s management and has had an opportunity to review the facilities of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchasers to rely thereon.

4.4                               Restricted Securities. The Purchaser understands that the Company Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Company Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Company Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Company Shares for resale except as set forth in the Registration Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Company Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

4.5                               No Public Market. The Purchaser understands that no public market now exists for the Company Shares, and that the Company has made no assurances that a public market will ever exist for the Company Shares.

4.6                               Legends. The Purchaser understands that the Company Shares and any securities issued in respect of or exchange for the Company Shares, may bear one or all of the following legends:

(a)                                 “THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON                               , HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO (I) RESTRICTIONS PURSUANT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE ISSUER (THE “COMPANY”), (II) CONDITIONS SPECIFIED IN A SHAREHOLDERS’ AGREEMENT, DATED AS OF MAY 17, 2012, AS AMENDED OR MODIFIED FROM TIME TO TIME, GOVERNING THE COMPANY AND BY AND AMONG CERTAIN SHAREHOLDERS, (III) CONDITIONS SPECIFIED IN A REGISTRATION AGREEMENT, DATED AS OF MAY 17, 2012, AS AMENDED OR MODIFIED FROM TIME TO TIME, AND (IV) TERMS AND CONDITIONS SPECIFIED IN A COMMON STOCK SUBSCRIPTION AGREEMENT, DATED AS OF NOVEMBER 1, 2012, AS AMENDED OR MODIFIED FROM TIME TO TIME. A COPY OF ANY OF SUCH AMENDED AND RESTATED ARTICLES OF INCORPORATION, SHAREHOLDERS’

AGREEMENT, REGISTRATION AGREEMENT OR SUBSCRIPTION AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

(b)                                 Any legend set forth in, or required by, the other Transaction Agreements.

(c)                                  Any legend required by the securities laws of any state or jurisdiction to the extent such laws are applicable to the Shares represented by the certificate so legended.

4.7                               Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.8                               No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Company Shares.

4.9                               Residence. The office or offices of the Purchaser in which its principal place of business is located is identified under its signature on the signature page to this Agreement.

4.10                        Sufficient Funds. The Purchaser has, and will have until the earlier of the funding of the entire Commitment Amount to the Company and the Commitment Conclusion Date, cash on hand (and the ability to draw cash through capital calls from its limited partners) in an amount sufficient to fund the entire Commitment Amount.

5.                                      Conditions to the Purchaser’s Obligations at the Initial Closing. The obligations of the Purchaser to purchase Company Shares at the first Closing (the “Initial Closing”) are subject to the fulfillment, on or before the Initial Closing, of each of the following conditions, unless otherwise waived:

5.1                               Opinion of Company Counsel. The Purchaser shall have received from legal counsel for the Company, an opinion, dated as of the Initial Closing, in substantially the form of Exhibit E attached to this Agreement.

5.2                               Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchaser at the Initial Closing a certificate certifying a true and correct copy of the resolutions of the Board approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.

5.3                               Tangible Net Worth. The Company shall have delivered written evidence to the Purchaser that it was in compliance with the Tangible Net Worth Requirement as of August 31, 2012.

5.4                               Minimum Liquidity. The Company shall have delivered written evidence to the Purchaser that it was in compliance with the Minimum Liquidity Requirement as of August 31, 2012.

5.6                               Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Company Shares pursuant to this Agreement shall be obtained and effective.

6.                                      Conditions to the Purchaser’s Obligations at each Subsequent Closing. The obligations of the Purchaser to purchase Company Shares at each Closing after the Initial Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived by Purchaser:

6.1                               Tangible Net Worth. The Company shall have delivered written evidence to the Purchaser that it was in compliance with the Tangible Net Worth Requirement as of August 31, 2012.

6.2                               Minimum Liquidity. The Company shall have delivered written evidence to the Purchaser that it was in compliance with the Minimum Liquidity Requirement as of August 31, 2012.

7.                                      Conditions to the Company’s Obligations at each Closing. The obligations of the Company to sell Company Shares to the Purchaser at each Closing (except for the condition set forth in Section 7.1, which is a condition only to the Initial Closing) are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived.

7.1                               Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true and correct in all respects.

7.2                               Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before each Closing.

8.                                      Miscellaneous.

8.1                               Indemnification.

(a)                                 Indemnification by the Company. Subject to the limitations and on the terms set forth in this Section 8.1, the Company will, to the fullest extent allowable by applicable law, defend, save and indemnify the Purchaser and its officers, directors, limited and general partners, managers, members, employees, attorneys and agents (each, an “Indemnified Party”) from and against, and hold each Indemnified Party harmless from, all losses, claims, damages, costs and expenses (including the costs of preparation and attorneys’ fees and expenses) (collectively, “Losses”) that are incurred by an Indemnified Party to the extent resulting from: (i) any breach of the representations and warranties by the Company set forth in this Agreement, or (ii) any breach by the Company of any covenant or agreement hereunder, other than any Losses resulting from action on the part of any Indemnified Party which is finally and judicially determined to be primarily and directly a result of any Indemnified Party’s gross negligence or willful misconduct.

(b)                                 Survival of Representations, Warranties, Covenants and Agreements. All of the representations and warranties of the Company contained in this Agreement and all covenants and agreements of the Company contained in this Agreement that are to be performed in their entirety prior to the Closing shall survive the Closing until, and shall terminate on, the date that is eighteen (18) months following the date hereof (the “Expiration Date”); provided, however, that the representations and warranties of the Company in Section 3.1 (Organization, Good Standing, Corporate Power and Qualification), Section 3.2 (Capitalization), Section 3.3 (Subsidiaries), Section 3.4 (Authorization), and Section 3.5 (Valid Issuance of Shares) (the “Fundamental Representations”) shall survive (and any indemnification claims relating thereto may be made) until the third (3rd) anniversary of the date hereof. All representations and warranties of Purchaser contained in this Agreement and all covenants and agreements of Purchaser contained in this Agreement that are to be performed in their entirety prior to the Closing shall survive the Closing until, and shall terminate on, the third (3rd) anniversary of the date hereof. All covenants and agreements of the Company and Purchaser contained in this Agreement that are to be performed in whole or in part after the Initial Closing shall survive in accordance with their respective terms. Notwithstanding the foregoing or anything in this Agreement to the contrary, the representations and warranties of the Company contained in Sections 3.15 (solely with respect to Taxes), 3.19, 3.25, 3.26 and 3.27 shall survive the execution and delivery of this Agreement until the sixth anniversary of the date hereof, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Purchaser.

(c)                                  Special Definitions.  Any Person providing indemnification pursuant to the provisions of this Section 8.1 is hereinafter referred to as an “Indemnifying Party” and any Person entitled to be indemnified pursuant to the provisions of this Section 8.1 is hereinafter referred to as an “Indemnified Party.”

(d)                                 Limitations. Notwithstanding anything herein to the contrary:

(i)                                     Except with respect to indemnification claims relating to a breach of or inaccuracy in the Fundamental Representations, the Company shall not be required to indemnify any Indemnified Party pursuant to, and shall not have any liability under, this Agreement, until the aggregate amount of all Losses for which the Company would, but for this Section 8.1 (d)(i), be liable under this Agreement exceeds on a cumulative basis an amount equal to $250,000 (the “Deductible”); provided that, if and to the extent such Losses exceed the Deductible, the Company shall become liable for only such Losses that exceed the Deductible;

(ii)                                  Except with respect to indemnification claims relating to a breach of or inaccuracy in the Fundamental Representations, the Company shall not be required to indemnify any Indemnified Party pursuant to, and shall not have any liability under, this Agreement for any Losses in excess of an aggregate amount of $10,000,000.

(e)                                  Indemnification by Purchaser. Purchaser shall indemnify and hold harmless the Company, Holdings and their respective Affiliates, officers, directors and representatives against any Losses to the extent resulting from: (i) any breach of the representations and warranties by the Purchaser set forth in this Agreement, or (ii) any breach by the Purchaser of any covenant or agreement hereunder, other than any Losses resulting from action on the part of any such indemnified party which is finally and judicially determined to be primarily and directly a result of any such indemnified party’s gross negligence or willful misconduct.

(f)                                   Exclusive Remedy. Except as provided in Section 8.14 or Section 2, each Party acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement and transactions contemplated hereby shall be pursuant to the indemnification provisions set forth in this Section 8.1.

(g)                                  If any action, proceeding or investigation is commenced, as to which any Indemnified Party proposes to demand such indemnification, it shall notify the Company promptly; provided, however, that any failure by such Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder except to the extent the Company is prejudiced thereby. The Company shall be entitled to assume the defense of any such action, proceeding or investigation, including the employment of counsel and the payment of all fees and expenses. The Indemnified Party shall have the right to employ separate counsel in connection with any such action, proceeding or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party, unless  (A) the Company has failed to assume the defense and employ counsel as provided herein, or (B) an action, proceeding, or investigation has been commenced against both the Indemnified Party and the Company and/or and representation of both the Indemnified Party and the Company by the same counsel would be inappropriate because of actual conflicts of interest between the parties. In the case of any circumstance described in clauses (A) or (B) of the immediately preceding sentence, the Company shall be responsible for the reasonable fees and expenses of such separate counsel (which counsel shall be selected by the holders of a majority of the Shares); provided, however, that the Company shall not in any event be required to pay the fees and expenses of more than one separate counsel (and, if deemed necessary by such separate counsel, appropriate local counsel who shall report to such separate counsel) for all Indemnified Parties. Unless each Indemnified Party that is party to such claim is fully and unconditionally released from liability with respect to such claim, each Indemnifying Party shall obtain the prior written consent of the Indemnified Party before settling, or offering or proposing to settle, or compromising or discharging any third party or governmental claim against the Indemnified Party, with consent shall not unreasonably withheld. The Indemnifying Party shall have no indemnification obligations with respect to any claim which is settled by the Indemnified Party without the prior written consent of the Indemnifying Party.

8.2                               Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3                               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

8.4                               Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5                               Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6                               Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) four (4) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt, in each case to the Parties at the following addresses and facsimile numbers:.

If to Purchaser:

c/o BlueMountain Capital Management LLC
280 Park Avenue, 5th Floor East

New York, NY 10017

Attention: Paul Friedman

Facsimile No.: (212) 905-3901

Email: pfriedman@bluemountaincapital.com

with copies (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, NJ 08540

Facsimile:                               (609) 919-6701

E-mail:                                              scohen@morganlewis.com

Attention:                               Steven M. Cohen

If to the Company or Holdings:

General Maritime Corporation
299 Park Avenue

New York, NY 10171

Facsimile:                               (212) 763-5603

E-mail:                                              jeffrey.pribor@generalmaritimecorp.com

Attention:                               Jeffrey D. Pribor

Oaktree Capital Management, L.P.

333 South Grand Ave., 28th Floor

Los Angeles, CA 90071

Facsimile:                               (213) 830-6300

E-mail:                                              jford@oaktreecapital.com

apierce@oaktreecapital.com

Attention:                               B. James Ford

Adam Pierce

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
333 South Hope Street
Los Angeles, CA 90071

Facsimile:                               (213) 808-8103

Attention:                               Damon R. Fisher

Facsimile:                               (213) 808-8109

Attention:                               Peter P. Massumi

and a copy (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas

New York, NY 10036

Facsimile:                               (212) 715-8000

Attention:                               Thomas Molner

Terry Shen

8.7                               No Finder’s Fees. Except for the $1,000,000 commission payable by the Company to Dahlman Rose & Company LLC, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.

8.8                               Fees and Expenses. The Company shall pay the reasonable fees and expenses of Morgan, Lewis & Bockius LLP, the counsel for BlueMountain, and all other out-of-pocket expenses of BlueMountain related to the transactions contemplated hereby, in an amount not to exceed, in the aggregate, $175,000.

8.9                               Attorneys’ Fees. If any action at law or in equity (including arbitration) is brought to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.10                        Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company, Holdings and the Purchaser.

8.11                        Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.12                        Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.13                        Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

8.14                        Equitable Relief. Notwithstanding anything herein to the contrary, the Parties hereby agree that in the event the Company or Holdings, on the one hand, or Purchaser, on the other hand, violates any provision of this Agreement, the remedies at law available to Purchaser, on the one hand, or the Company or Holdings, on the other hand, may be inadequate. In such event, each Party shall have the right, in addition to all other rights and remedies it may have, to specific performance and/or injunctive or other equitable relief to enforce or prevent any violations by the other applicable Parties hereto.

8.15                        Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as set forth in Section 8.14 or otherwise in this Agreement, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in New York, New York, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof.

There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the New York Rules of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

8.16                        Investigation, No Additional Representations.  The Purchaser has conducted its own independent investigation, review and analysis of the business, assets, liabilities, financial condition, results of operations and prospects of the Company and its Subsidiaries. In entering into this Agreement, the Purchaser agrees and acknowledges that it has relied solely on such independent investigation and not on any factual representations of the Company, any of its Affiliates or any of their representatives (other than those expressly set forth in the Agreement), and that the Purchaser agrees and acknowledges that, except as otherwise expressly set forth in Section 3, the Company and its Affiliates and representatives do not make any representation or warranty, express or implied, at law or in equity, in respect of any of the assets, liabilities, operations, cash flows or future financial condition of the Company or any of its Subsidiaries or in respect of the accuracy or completeness of any information regarding the Company or any of its Subsidiaries furnished or made available to the Purchaser and its representatives.

8.17                        No Commitment for Additional Financing. The Company acknowledges and agrees that the Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the terms and conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by the Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by the Purchaser or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by the Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Except as expressly set forth in this Agreement, the Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

8.18                        Principles of Construction. In this Agreement and all Schedules hereto, unless otherwise expressly indicated or required by the context:

(a)                                 reference to “dollars” shall be deemed a reference to United States dollars;

(b)                                 reference to and the definition of any document, in each case in Section 3, shall be deemed a reference to such document as it may be amended, supplemented, revised, or modified, in writing, from time to time but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

(c)                                  defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders;

(d)                                 the words “including” or “includes” shall be deemed to mean including without limitation” and “including but not limited to” (or “includes without limitation” and “includes but is not limited to”) regardless of whether the words “without limitation” or but not limited to” actually follow the term; and

(e)                                  the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or Schedules shall refer to this Agreement and its Schedules as a whole and not to any particular provision hereof or thereof, as the case may be.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Common Stock Subscription Agreement as of the date first written above.

COMPANY:

GENERAL MARITIME CORPORATION

By:	/s/ Jeffrey D. Pribor

Name:	Jeffrey D. Pribor
(print)

Title:	Chief Financial Officer & Executive Vice President

HOLDINGS:

OCM MARINE HOLDINGS TP, L.P.

By:	OCM Marine GP CTB, Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Adam Pierce

Name:	Adam Pierce
(print)

Title:	Senior Vice President

By:	/s/ B. James Ford

Name:	B. James Ford
(print)

Title:	Managing Director

PURCHASERS:

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel and Vice President

BLUEMOUNTAIN LONG/SHORT CREDIT MASTER FUND L.P.
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel and Vice President

BLUEMOUNTAIN KICKING HORSE FUND L.P.
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel and Vice President

BLUEMOUNTAIN CREDIT OPPORTUNITIES MASTER FUND I L.P.
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel and Vice President

BLUEMOUNTAIN TIMBERLINE LTD.
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel and Vice President

BLUEMOUNTAIN LONG/SHORT CREDIT AND DISTRESSED REFLECTION FUND p.l.c.
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel and Vice President

BLUEMOUNTAIN LONG SHORT GRASMOOR FUND LTD.
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel and Vice President

BLUEMOUNTAIN DISTRESSED MASTER FUND L.P.
By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel and Vice President

EXHIBITS

Exhibit A - SCHEDULE OF PURCHASERS

Exhibit B - FORM OF JOINDER TO SHAREHOLDERS’ AGREEMENT AND REGISTRATION AGREEMENT

Exhibit C - FORM OF LETTER AGREEMENT

Exhibit D - DISCLOSURE SCHEDULE

Exhibit E - FORM OF LEGAL OPINION OF COMPANY COUNSEL

EXHIBIT A

SCHEDULE OF PURCHASERS’ COMMITMENT AMOUNTS

Name and Address	Commitment Amount
BlueMountain Distressed Master Fund L.P. c/o BlueMountain Capital Management LLC 280 Park Avenue, 5th Floor East New York, New York 10017 Attention: Ethan Auerbach	$1,606,000
BlueMountain Credit Alternatives Master Fund L.P. c/o BlueMountain Capital Management LLC 280 Park Avenue, 5th Floor East New York, New York 10017 Attention: Ethan Auerbach	$13,488,000
BlueMountain Long/Short Credit Master Fund L.P. c/o BlueMountain Capital Management LLC 280 Park Avenue, 5th Floor East New York, New York 10017 Attention: Ethan Auerbach	$3,613,000
BlueMountain Timberline Ltd. c/o BlueMountain Capital Management LLC 280 Park Avenue, 5th Floor East New York, New York 10017 Attention: Ethan Auerbach	$1,290,000
BlueMountain Long/Short Credit and Distressed Reflection Fund p.l.c c/o BlueMountain Capital Management LLC 280 Park Avenue, 5th Floor East New York, New York 10017 Attention: Ethan Auerbach	$803,000
BlueMountain Kicking Horse Fund L.P. c/o BlueMountain Capital Management LLC 280 Park Avenue, 5th Floor East New York, New York 10017 Attention: Ethan Auerbach	$1,156,000
BlueMountain Long Short Grasmoor Fund Ltd. c/o BlueMountain Capital	$544,000

Management LLC 280 Park Avenue, 5th Floor East New York, New York 10017 Attention: Ethan Auerbach
BlueMountain Credit Opportunities Master Fund I L.P. c/o BlueMountain Capital Management LLC 280 Park Avenue, 5th Floor East New York, New York 10017 Attention: Ethan Auerbach	$7,500,000
Total	$30,000,000

EXHIBIT B

FORM OF JOINDER TO SHAREHOLDERS’ AGREEMENT AND
REGISTRATION AGREEMENT

FORM OF JOINDER AGREEMENT

This Joinder Agreement is being delivered to General Maritime Corporation, a Marshall Islands corporation (the “Company”), pursuant to that certain Shareholders’ Agreement, dated as of May 17, 2012 (as amended from time to time in accordance with the terms thereof, the “Shareholders’ Agreement”), among the Company and the Shareholders (as defined therein). Capitalized terms used herein shall have the meanings assigned to such terms in the Shareholders’ Agreement.

The undersigned hereby executes and delivers to the Company this Joinder Agreement, pursuant to which the undersigned hereby becomes a party to the Shareholders’ Agreement and that certain Registration Agreement dated as of May 17, 2012 (as amended from time to time in accordance with the terms thereof, the “Registration Agreement”) among the Company and the Shareholders (as defined therein) and agrees to be bound by the provisions of the Shareholders’ Agreement and the Registration Agreement with respect to the Equity Securities held by the undersigned.

Any notice provided for in the Shareholders’ Agreement or the Registration Agreement should be delivered to the undersigned at the address set forth below:

Telephone:
Facsimile:

Dated:

[ ]

[Shareholders’ Agreement - Joinder]

EXHIBIT C

FORM OF LETTER AGREEMENT

General Maritime Corporation
299 Park Avenue
New York, New York 10171

November 1, 2012

Each of the investors listed on the signature page hereto

c/o BlueMountain Capital Management LLC

280 Park Avenue, 5th Floor East

New York, NY 10017

Attention: Paul Friedman

OCM Marine Holdings TP, L.P.

c/o Oaktree Capital Management, L.P.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attention:  B. James Ford

Adam Pierce

Re:                             Common Stock of General Maritime Corporation

Gentlemen:

Reference is made to (i) the Shareholders’ Agreement of General Maritime Corporation, a Marshall Islands corporation (the “Company”), dated as of May 17, 2012, by and among the Company and certain shareholders of the Company, as amended by Amendment No. 1 to Shareholders’ Agreement, dated as of September 13, 2012 (as further amended from time to time, the “Shareholders’ Agreement”), and (ii) the Amended and Restated Registration Agreement of the Company, dated as of November 1, 2012, by and among the Company and certain shareholders of the Company from time to time (as amended from time to time, the “Registration Agreement”).

On the date hereof, the investors listed on the signature page to this letter agreement (collectively, “BlueMountain”) have committed to invest, pursuant to one or more transactions, an aggregate amount of $30,000,000 (the “Commitment Amount”) in exchange for shares of common stock of the Company (“Acquired GMR Stock”), pursuant to a Common Stock Subscription Agreement by and among BlueMountain, OCM Marine Holdings TP, L.P., a Cayman Islands exempted limited partnership (“Holdings”), and the Company, dated as of the date hereof (the “Subscription Agreement”). In connection therewith, the parties hereto have agreed that BlueMountain shall be granted certain rights on the terms, and subject to the conditions, set forth below, and that, solely with respect to Sections 8, 9 and 12, Holdings shall be granted certain rights on the terms, and subject to the conditions, described therein.

From and after the date hereof, for so long as BlueMountain holds at least 542,104 shares of Acquired GMR Stock (the “Ownership Threshold”) and BlueMountain and each Purchaser Assignee have not breached Section 1 of the Subscription Agreement, the Ownership Threshold shall be calculated based on the sum of (i) the number of shares of Acquired GMR Stock owned by BlueMountain and (ii) the number of shares of Acquired GMR Stock that BlueMountain will own upon contributing its remaining undrawn Commitment Amount under the Subscription Agreement:

1.                                      Preemptive Rights. In addition to the rights set forth in Section 3 of the Shareholders’ Agreement, BlueMountain shall have the following rights:

(A)                               Offering. Except for issuances of Exempt Securities (as defined below) and for securities with respect to which BlueMountain would have preemptive rights in accordance with Section 3 of the Shareholders’ Agreement, if the Company authorizes the issuance or sale of (i) any Equity Securities (as defined below) to any Person (as defined below) or (ii) any indebtedness for borrowed money to Holdings or any of its Affiliates (as defined below), the Company shall, through the delivery of a Pre-Emptive Right Notice (as defined below), offer to sell to BlueMountain a portion of such Equity Securities or indebtedness equal to the quotient obtained by dividing (1) the aggregate number of shares of Acquired GMR Stock held by BlueMountain, by (2) the aggregate number of outstanding shares of common stock of the Company (BlueMountain’s “Proportional Share”). A “Pre-Emptive Right Notice” shall mean a written notice from the Company describing in reasonable detail the Equity Securities or indebtedness being offered, the purchase price thereof, the payment terms and BlueMountain’s Proportional Share. BlueMountain shall be entitled to purchase such Equity Securities or indebtedness at the same price and on other terms and conditions no less favorable in the aggregate than the terms on which such Equity Securities or indebtedness proposed to be issued or sold by the Company; provided that if any prospective purchaser is required to also purchase other securities or indebtedness of the Company in connection with the proposed offering, then BlueMountain shall also be required to purchase such other securities or indebtedness of the same type (at the same price and on the same other economic terms and conditions and in the same relative amounts) that such prospective purchaser(s) are required to purchase; provided further, that if (x) the Company authorizes the issuance or sale of any Equity Securities to the Oaktree Group in exchange for indebtedness of the Company that was not by its terms exchangeable, convertible or exercisable for Equity Securities and (y) such exchange is consummated other than in connection with a broader restructuring of the Company’s indebtedness (i.e., the exchange is solely of indebtedness held by the Oaktree Group, and there is not a concurrent exchange of indebtedness (of the same or different class of indebtedness) held by any other lenders to the Company), then: (A) in the case of indebtedness held by any of the funds within the Oaktree Group that are part of the “Control Investing” strategy, BlueMountain shall be permitted to purchase its Proportional Share of such Equity Securities using cash, and the cash purchase price for such Equity Securities shall be

2

determined based on the price that the Oaktree Group paid for the indebtedness (plus the accrued but unpaid interest thereon) exchanged by the Oaktree Group in such offering; and (B) in the case of indebtedness held as of the date of this Agreement by any other fund within the Oaktree Group, BlueMountain shall be permitted to purchase its Proportional Share of such Equity Securities using cash, and the cash purchase price for such Equity Securities shall be determined based on a price equal to 90% of the face value of such indebtedness (plus the accrued but unpaid interest thereon) exchanged by the Oaktree Group in such offering. The purchase price for all securities or indebtedness offered to BlueMountain hereunder shall be payable in cash, and in order to exercise its purchase rights hereunder, BlueMountain must purchase the securities or indebtedness offered to BlueMountain no later than on the date proposed to be issued by the Company, provided that the date on which the Company proposes to issue such securities or indebtedness is no sooner than the eleventh day after the receipt by BlueMountain of a Pre-Emptive Right Notice. BlueMountain, in exercising its purchase rights pursuant to this Section 1(A), shall be required to take all necessary or desirable actions in connection with the consummation of the purchase transactions contemplated by this Section 1 as requested by the Board of Directors of the Company (the “Board”), including the execution of all agreements, documents and instruments in connection therewith in the form presented by the Company, so long as such agreements, documents and instruments do not require BlueMountain to make more burdensome representations, warranties, covenants or indemnities than those required of Holdings or any of its Affiliates in the agreements, documents or instruments in connection with such transaction.

(B)                               Exercise. In order to exercise its purchase rights hereunder, BlueMountain must within 10 days after receipt of a Pre-Emptive Right Notice, deliver a written notice to the Company describing BlueMountain’s election hereunder, which notice shall constitute BlueMountain’s unconditional and irrevocable election with respect to the purchase of the securities or indebtedness being offered.

(C)                               Subsequent Sale. The Company shall be entitled, during the 180 days following expiration of the time period set forth in Section 1(B), to sell such securities or indebtedness which BlueMountain has not elected to purchase, at a price not less and on other terms and conditions materially no more favorable to the purchasers thereof, in the aggregate, than that offered to BlueMountain. Any securities or indebtedness offered or sold by the Company after such 180-day period must be reoffered to BlueMountain if required pursuant to the terms of Section 1(A).

(D)                               Alternative Offering. Notwithstanding anything to the contrary herein, if the Board determines that it would be in the best interests of the Company to do so, it may issue Equity Securities or indebtedness which would otherwise be required to be offered to BlueMountain under this Section 1 without first complying with this Section 1; provided that within 45 days after such issuance, it offers BlueMountain the opportunity to purchase such Equity Securities or indebtedness as BlueMountain would be entitled to purchase under Section 1(A).

3

2.                                      Other Preemptive Rights. With respect to any Equity Securities that are subject to the preemptive rights of BlueMountain and other shareholders of the Company pursuant to Section 3 of the Shareholders’ Agreement, BlueMountain shall be entitled to purchase its Proportional Share of the securities which the shareholders eligible to exercise their preemptive rights thereunder (other than BlueMountain) have not elected to purchase within the exercise period permitted thereunder, at a price not less and on other terms and conditions materially no more favorable to the purchasers thereof, in the aggregate, than that offered to such holders.

3.                                      Initial Public Offering.

(A)                               On any particular date from and after the sixth (6th) anniversary of the date hereof, if there has not been a Sale of the Company (as defined below) or an initial public offering of the Company’s Equity Securities (an “Initial Public Offering”) between the date hereof and such date, BlueMountain Credit Alternatives Master Fund L.P. shall be entitled to cause the Company (on only one occasion), by delivering a written notice of such election to the Company, to exercise the Company’s commercially reasonable efforts to consummate an Initial Public Offering.

(B)                               Notwithstanding any other provision of Section 3(A) to the contrary, the Company may postpone for up to six (6) months the undertaking of any action or process with respect to its obligations under Section 3(A) if the Board determines in good faith that such actions or process could reasonably be expected to have a material adverse effect on (i) the business, assets, properties or prospects of the Company and its Subsidiaries (as defined below) considered as a whole or (ii) any proposal or plan by the Company or any of its Subsidiaries to obtain financing, engage in any acquisition of assets (other than in the ordinary course of business) or engage in any merger, sale, consolidation, tender offer, reorganization or similar transaction.

4.                                      Related Party Transactions. Without the prior written consent of BlueMountain Credit Alternatives Master Fund L.P., the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into, amend or modify any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with Oaktree Capital Management, L.P. or any entity that, to the actual knowledge of the senior executives of the Company, Oaktree Capital Management, L.P. controls through its ownership of a majority of the voting equity securities (the “Oaktree Group”). For purposes of this Section 4, none of the following shall be deemed to constitute a transaction or action requiring compliance with the obligations of this Section 4, and, the Company and any Subsidiary may, without complying with this Section 4, (A) enter into reasonable indemnification arrangements and compensation arrangements (including equity-based compensation) and reimburse reasonable expenses of current or former officers and directors of the Company or any Subsidiary who are employees of the Oaktree Group, (B) issue any capital stock or indebtedness to the Oaktree Group provided that such issuance did not violate Section 1 of this Agreement, (C) distribute or pay any dividend to, or redeem, any capital stock or indebtedness, of the Company or any Subsidiary, that is owned by the Oaktree Group;

4

provided that such distribution, dividend or redemption is on a pro rata basis with each other holder of such class or tranche of Company capital stock or indebtedness, as applicable, (D) comply with its obligations or exercise its rights (and permit the Oaktree Group to exercise its rights and comply with its obligations) under the Shareholders’ Agreement or under the Registration Agreement.

5.                                      Qualifying Business. Without the prior written consent of BlueMountain Credit Alternatives Master Fund L.P., the Company shall not, and shall cause each of its Subsidiaries not to, take any of the actions described in Sections 5(e), 5(h) or 5(i) of the Shareholders’ Agreement if, as a result thereof, the shares of Acquired GMR Stock (or such securities held by BlueMountain after giving effect to any conversion or exchange of or distribution on the Acquired GMR Stock in any transaction described in such subsections of the Shareholders’ Agreement) are securities, not registered for transfer under the Securities Act (as defined below), of an entity that (together with such entity’s Affiliates) is not a Qualifying Business. As used herein, “Qualifying Business” means an entity that together with its Affiliates utilizes at least seventy-five percent (75%) of its consolidated assets (excluding goodwill) in the business of international oil and refined products transportation and any businesses incidental or related to the foregoing.

6.                                      Governing Documents. Without the prior written consent of BlueMountain Credit Alternatives Master Fund L.P., the Company shall not, and shall cause each of its Subsidiaries not to, make any amendment to its Governing Documents (as defined below) or file any resolution of the board of directors, board of managers or managing member, as applicable, with the Secretary of State (or similar governing body) of any governmental entity, which amendment or resolution would adversely affect in any material respect the rights, preferences or privileges of the Acquired GMR Stock thereunder (without regard to any effect on the individual circumstances of BlueMountain) in a manner disproportionate to the effect of such amendment, modification or waiver on the rights, preferences or privileges of the Equity Securities held by Holdings (including any securities issued directly or indirectly with respect to such Equity Securities by way of a share split, share dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization); provided that nothing in this Section 6 shall limit the ability of the Company or any of its Subsidiaries to make any amendment to any Governing Documents or file any such resolution in order to implement the terms of any securities issued in compliance with Section 1.

7.                                      Registration Rights. From and after the date that is one hundred eighty (180) days following an Initial Public Offering, and for so long as the Registration Agreement is effective, BlueMountain shall have the same rights with respect to its Registrable Securities (as defined in the Registration Agreement) as Holdings is provided under Section 1 of the Registration Agreement with respect to the Oaktree Registrable Securities. In connection therewith, BlueMountain shall be subject to all of the terms and conditions of the Registration Agreement applicable to any Demand Registration (as defined in the Registration Agreement) requested by it. For the avoidance of doubt, the piggyback registration procedures in respect of a Demand Registration by BlueMountain

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will be pursuant to Section 2(a) of the Registration Agreement. Notwithstanding anything to the contrary herein, in the event that Holdings or any of its Affiliates, on the one hand, and BlueMountain on the other, each exercise their rights under Section 1 of the Registration Agreement, any conflicts in Section 1 of the Registration Agreement that result therefrom shall be resolved such that Holdings controls the decisions thereunder.

8.                                      Board Seat. Holdings will cause one individual designated by BlueMountain Credit Alternatives Master Fund L.P. in writing to be appointed to the Board and each committee thereof, from and after the date hereof; provided, however, such individual shall, prior to and as a condition to being appointed to the Board and each committee thereof, be required to agree in a written agreement with Holdings and the Company to (x) immediately resign, and to give Holdings the right to immediately remove such individual from the Board and each committee thereof, as applicable, upon the earlier to occur of (i) BlueMountain no longer holding the number of shares of Acquired GMR Stock equal to or greater than the Ownership Threshold and (ii) termination of this letter agreement pursuant to Section 12(B), and (y) keep confidential all information such individual receives from the Company (and to enter into a confidentiality agreement with Holdings and the Company in a form reasonably requested by Holdings and the Company). In addition, upon such events in clauses (i) or (ii) of this Section 8, BlueMountain shall use its commercially reasonable efforts to cause such individual to execute and deliver to Holdings and the Company a written resignation to such effect.

9.                                      Tax Matters.

(A)                               Tax Information. Upon written request from BlueMountain, the Company agrees to provide, at the Company’s expense, such information relating to the Company (and, to the extent relevant, the Company shall cause its Subsidiaries to provide to BlueMountain such information) as is reasonably necessary for the timely making, preparation and filing of the tax returns, tax elections or any other tax filings of BlueMountain (or of its direct or indirect owners) with respect to its investment in the Company. In addition, the Company shall provide BlueMountain and its tax advisors with reasonable access to the Company’s tax advisors in connection with the preparation by BlueMountain of any such tax returns, tax elections or any other tax filings, at BlueMountain’s expense.

(B)                               PFIC. The Company shall use its commercially reasonable efforts to conduct its affairs (and, to the extent relevant, shall use its commercially reasonable efforts to cause each of its Subsidiaries to conduct its affairs) in a manner that minimizes the risk that the Company will become a PFIC; provided, however, that in the event of a change of the Code, applicable U.S. Treasury regulations or U.S. Internal Revenue Service guidance that affects the characterization of the Company’s assets, income, or operations under the PFIC rules (or, to the extent relevant, the characterization of the assets, income or operations of any of the Company’s Subsidiaries under the PFIC rules), the Company shall not be required to change any of its assets, income or operations in order to comply with the provisions of this sentence. The Company shall use commercially reasonable efforts to make such inquiries as necessary from time to time and promptly after the end of each taxable year (and in no event later than 90 days after the end of each taxable year)

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to determine whether the Company is a PFIC (and, if the Company is a PFIC, whether any of its Subsidiaries is a PFIC). Holdings and BlueMountain agree to cooperate with the Company in making such determinations. If the Company is a PFIC in any taxable year, the Company agrees to furnish within a reasonable time, and at the Company’s expense, to Holdings and BlueMountain all information that is reasonably necessary to satisfy their (or their direct or indirect owners’) U.S. federal, state and local income tax return filing requirements (and related tax elections) arising from their investment in the Company (or any of its Subsidiaries, as applicable). Without limiting the foregoing, in the event the Company determines that it (and any of its Subsidiaries, as applicable) is a PFIC, the Company shall provide Holdings and BlueMountain on an annual basis with a properly completed “PFIC Annual Information Statement” as required by U.S. Treas. Reg. 1.1295-1(g) and otherwise comply with applicable reporting requirements necessary to enable Holdings and BlueMountain or their direct or indirect owners to make and maintain a “qualified electing fund” election with respect to the Company under Section 1295 of the Code.

(C)                               Entity Classification. The Company, Holdings and BlueMountain agree that, unless approved in writing by Holdings and BlueMountain Credit Alternatives Master Fund L.P., the Company shall properly be treated as an “association” taxable as a corporation for U.S. federal income tax purposes. Holdings and BlueMountain agree not to take any position, including in their tax filings, that is inconsistent with such treatment, and the Company shall file any election that is necessary to ensure such U.S. federal income tax status of the Company, and Holdings and BlueMountain agree to cooperate with the Company in maintaining such treatment and making such filings. If Holdings and BlueMountain Credit Alternatives Master Fund L.P. agree in writing that a different election is advisable, the Company will promptly file the necessary forms with the U.S. Internal Revenue Service in accordance with such agreement. Notwithstanding the provisions of this provision (C), in the event of a change of the Code or applicable U.S. Treasury regulations that would cause the Company no longer to be treated as an “association” taxable as a corporation for U.S. federal income tax purposes, the parties shall consult with each other in good faith concerning whether the Company should take any actions to be so treated.

(D)                               Withholding Taxes. The Company agrees to prepare (or cause to be prepared) any filings, applications or elections necessary to obtain any available exemption from, reduction in the rate of, or refund of, any material withholding or other taxes imposed by any governmental authority with respect to amounts distributable to the shareholders with respect to their Equity Securities, in each case to the extent the Company can do so without unreasonable effort or expense. Holdings and BlueMountain agree that they will reasonably cooperate with the Company in making any such filings, applications or elections to the extent the Company determines that such cooperation is reasonably necessary. If Holdings or BlueMountain must make any such filings, applications or elections directly, the Company, at the request of Holdings or BlueMountain, as applicable, shall provide (i) such information and take such other action as may reasonably be necessary to complete or make such filings, applications or elections, and (ii) Holdings or BlueMountain, as applicable, and their tax advisors with reasonable

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access to the Company’s tax advisors in connection with the preparation by Holdings or BlueMountain of any such filings, applications or elections.

(E)                                Tax Compliance. The Company and its subsidiaries shall use commercially reasonable efforts (i) to prepare and file, or cause to be prepared and filed, all tax returns required to be filed in the ordinary course of the Company’s or the subsidiaries’ trade or business, (ii) to timely pay all taxes, whether or not shown as due on any tax returns, (iii) to the extent applicable, to timely make any estimated tax payments required to be paid during the taxable year, on the basis of the information then reasonably available, and (iv) to timely analyze and properly document the tax consequences of any vessel sales, if any, whether structured as a sale of assets or as a sale of shares.

10.                               Reclassification or Exchange. Without the prior written consent of BlueMountain Credit Alternatives Master Fund L.P., not to be unreasonably withheld, the Company shall not effect any reclassification of any class of the Company’s equity securities if such reclassification would adversely affect in any material respect the rights, preferences or privileges of the same class of equity securities of the Company held by BlueMountain (without regard to the individual circumstances of BlueMountain) in a manner disproportionate to the effect of such reclassification on the rights, preferences or privileges of the same class of equity securities of the Company held by Holdings. The Company shall not, without the prior written consent of BlueMountain Credit Alternatives Master Fund L.P., authorize the issuance or sale of any Equity Securities to a fund that is not within the “Control Investing” strategy of the Oaktree Group in exchange for indebtedness of the Company that was not (i) by its terms exchangeable, convertible or exercisable for Equity Securities and (ii) held by such fund as of the date of this Agreement, if such exchange is solely of indebtedness held by the Oaktree Group and there is not a concurrent exchange of indebtedness (of the same or different class of indebtedness) held by any other lenders to the Company.

11.                               Definitions.

(A)                               “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, each of Oaktree Principal Fund V, L.P., Oaktree Principal Fund V (Parallel), L.P., Oaktree FF Investment Fund, L.P. - Class A, and OCM Asia Principal Opportunities Fund, L.P., each a Cayman Islands exempted limited partnership, and any of their respective affiliated funds (collectively “Oaktree”), shall be considered to be Affiliates of each other and Holdings for the purposes of this Agreement, but no Subsidiaries of the Company shall be considered an Affiliate for purposes of this Agreement.

(B)                               “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time (or any successor statute), and the Treasury regulations thereunder.

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(C)                               “Equity Securities” means, with respect to the Company, (i) shares of common stock and any other capital stock of the Company from time to time outstanding, (ii) obligations, evidences of indebtedness or other securities or interests, in each case that are convertible or exchangeable into shares of common stock or any other capital stock of the Company and (iii) warrants, options or other rights to purchase or otherwise acquire shares of common stock or any other capital stock of the Company.

(D)                               “Exempt Securities” means (i) Equity Securities issued to all Shareholders of the Company in connection with any pro rata equity split or pro rata equity dividend of the Company or any Subsidiaries, (ii) Equity Securities issued to lender(s) in connection with arms-length debt financings, refinancings, restructurings or similar transactions, (iii) Equity Securities issued as consideration in strategic transactions involving the Company or any Subsidiaries and any other entities (including (A) joint ventures and similar arrangements or (B) acquisitions by the Company or any Subsidiaries), (iv) Equity Securities issued to employees, consultants and directors (excluding Affiliates of Oaktree) in connection with services provided to the Company or its Subsidiaries or (v) Equity Securities issued upon conversion, exercise or exchange of any outstanding Equity Securities.

(E)                                “Governing Documents” with respect to the Company and any of its Subsidiaries, means, collectively, such Person’s certificate of incorporation, certificate of formation, bylaws, operating agreement or similar governing documents.

(F)                                 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a governmental entity.

(G)                               “PFIC” means a passive foreign investment company as defined in Section 1297(a) of the Code.

(H)                              “Public Offering” means any sale, in an underwritten public offering registered under the Securities Act, of the Company’s (or any successor’s) Equity Securities.

(I)                                   “Sale of the Company” means a bona fide sale of the outstanding Equity Securities or assets of the Company on an arm’s length basis to any Person (other than the Company, any Subsidiary of the Company, Holdings, or any Affiliate of any of the foregoing) pursuant to which such Person, together with its Affiliates, acquires (i) a majority of the voting power represented by the outstanding Equity Securities (whether by merger, consolidation, sale or transfer of Equity Securities or otherwise) or (ii) all or substantially all of the Company’s and its Subsidiaries’ assets determined on a consolidated basis.

(J)                                   “Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

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(K)                              “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

12.                               Miscellaneous.

(A)                               BlueMountain agrees to hold this letter agreement, including the existence hereof, each of the provisions hereof, and any and all information provided to BlueMountain or its Affiliates in accordance with Section 1 (“Confidential Information”), in strict confidence, and to not, and to cause each of its directors, officers, managers, unitholders, partners, employees, agents and members not to, whether directly or indirectly through an Affiliate or otherwise, disclose any of the foregoing to any Person for any reason or purpose whatsoever. Notwithstanding the foregoing, BlueMountain may disclose the information covered by the confidentiality obligations under this Section 12(A) in the event that BlueMountain is required by applicable law or judicial or administrative process to disclose Confidential Information and in such case BlueMountain shall promptly notify the Company and allow the Company a reasonable time to the extent practicable, to oppose such process or to seek limitations on the portion of the Confidential Information that is required to be disclosed. In addition, BlueMountain shall, if requested by the Company and at the sole cost of the Company, reasonably cooperate with the Company to protect the confidentiality of the Confidential Information.

(B)                               This letter agreement, and each of the rights and obligations set forth herein, shall automatically terminate immediately prior to the earlier to occur of (i) BlueMountain’s breach of Section 1 of the Subscription Agreement, (ii) a Sale of the Company and (iii) a Public Offering; provided that (x) Section 12(A) shall survive any termination hereof, (y) Holdings’ and the Company’s rights pursuant to Section 8 shall survive any termination of this Agreement and (z) in the event of a termination pursuant to this Section 1 2(B)(iii),

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Section 7 shall survive a Public Offering for so long as BlueMountain holds at least 542,104 shares of Acquired GMR Stock.

(C)                               Except as expressly provided herein, nothing in this letter agreement shall modify or limit any of BlueMountain’s or its Affiliates’ rights or obligations under the Shareholders’ Agreement or the Registration Agreement.

(D)                               This letter agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(E)                                For purposes of this letter agreement, notices and all other communications provided for or required herein shall be made in accordance with Section 9(h) of the Shareholders’ Agreement.

(F)                                 BlueMountain shall not assign all or any portion of its rights or obligations under this Agreement without the prior written consent of Holdings and the Company, and any attempted assignment without the prior written consent of Holdings and the Company shall be null and void.

(G)                               This letter agreement may not be amended or any provision hereof waived or modified except by an instrument in writing signed by BlueMountain and the Company.

(H)                              This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of the State of Delaware, and the parties agree to jurisdiction and venue therein.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this letter agreement as of the date first written above.

GENERAL MARITIME CORPORATION

By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	Chief Financial Officer & Executive Vice President

[Signature Page - General Maritime Corporation - BlueMountain Side Letter]

INVESTORS:

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel and Vice President

BLUEMOUNTAIN LONG/SHORT CREDIT MASTER FUND L.P.

By:  BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel and Vice President

BLUEMOUNTAIN KICKING HORSE FUND L.P.

By:  BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel and Vice President

BLUEMOUNTAIN CREDIT OPPORTUNITIES MASTER FUND I L.P.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel and Vice President

[Signature Page - General Maritime Corporation - BlueMountain Side Letter]

BLUEMOUNTAIN TIMBERLINE LTD.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel and Vice President

BLUEMOUNTAIN LONG/SHORT CREDIT AND

DISTRESSED REFLECTION FUND p.l.c.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel and Vice President

BLUEMOUNTAIN LONG SHORT GRASMOOR FUND LTD.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel and Vice President

BLUEMOUNTAIN DISTRESSED MASTER FUND L.P.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel and Vice President

[Signature Page - General Maritime Corporation - BlueMountain Side Letter]

Agreed and acknowledged:

OCM MARINE HOLDINGS TP, L.P.

By:	OCM Marine GP CTB, Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Adam Pierce
Name: Adam Pierce
Its: Senior Vice President

By:	/s/ B. James Ford
Name: B. James Ford
Its: Managing Director

[Signature Page - General Maritime Corporation - BlueMountain Side Letter]

EXHIBIT D

DISCLOSURE SCHEDULE

EXHIBIT D

Company Disclosure Schedule

Reference is made to the Common Stock Subscription Agreement, dated as of November 1, 2012 (the “Agreement”), by and among General Maritime Corporation, a Marshall Islands corporation (the “Company”), OCM Marine Holdings TP, L.P., a Cayman Islands exempted limited partnership (“Holdings”), and [BlueMountain] (“Purchaser”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

The schedules set forth herein (the “Schedules”), are qualified in their entirety by reference to the Agreement. Inclusion of information in the Schedules in and of itself shall not be construed as an admission that such information (i) is material to the business or financial condition of the Company or any Subsidiary individually or taken as a whole, (ii) has or would have a Material Adverse Effect or (iii) is outside of the ordinary course of business.

The section headings, subheadings and cross-references in the Schedules are for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the sections as set forth in the Agreement, limiting the effect of the disclosures contained in the Schedules or expanding the scope of the information required to be disclosed in the Schedules.

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List of Schedules in the Company Disclosure Schedule

Schedule 3.2(a)(i)	Capitalization
Schedule 3.3	Subsidiaries
Schedule 3.7(b)	Reorganization Plan; Litigation
Schedule 3.9	Noncontravention
Schedule 3.10(a)	Agreements; Actions
Schedule 3.10(d)	Agreements; Actions
Schedule 3.11	Certain Transactions
Schedule 3.15	Vessels
Schedule 3.16	Financial Statements
Schedule 3.17(a)	Changes
Schedule 3.17(c)	Changes
Schedule 3.18(b)	Employee Matters
Schedule 3.18(c)	Employee Matters
Schedule 3.19	Tax Returns and Payments
Schedule 3.21	Insurance

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Schedule 3.2(a)(i)
Capitalization

•                  The Company is in discussions with Peter C. Georgiopoulos regarding potential grants of stock options in multiple tranches with various exercise prices.

COMMON STOCK	As of 10/30/12

OCM MARINE HOLDINGS TP L P	5,050,289.00
OCM MARINE INVESTMENTS CTB LTD	4,750,271.00
CEDE & CO	200,011.00
HOULIHAN LOKEY CAPITAL INC	83,129.00

The Company is in the process of updating its records with Computershare, the Company’s transfer agent, to reflect the transfer by OCM Marine Investments CTB Ltd of 4,750,271 Common Shares to OCM Marine Holdings TP LP as of May 18, 2012.

WARRANTS (Exercise Price $42.50)	As of 10/30/12

CEDE FAST	309,296.00

2012 EQUITY INCENTIVE PLAN STOCK OPTIONS (Exercise Price $38.26)	As of 10/30/12

JOHN P TAVLARIOS	229,108.00
JEFFREY D PRIBOR	171,831.00
LEONARD J VRONDISSIS	57,277.00
MILTON H GONZALES	57,277.00

The Company is in the process of updating its records with Computershare, the Company’s transfer agent, to reflect 1,145,541 Company Shares reserved for issuance under the Company’s 2012 Equity Incentive Plan.

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Schedule 3.3

Subsidiaries

Subsidiaries:

Name of Subsidiary	State or Other Jurisdiction of Organization
General Maritime Subsidiary Corporation	Marshall Islands
General Maritime Management LLC	Marshall Islands
General Maritime Management (UK) LLC	Marshall Islands
General Maritime Management (Hellas) Ltd.	Liberia
General Maritime Management (Portugal) LLC	Marshall Islands
General Maritime Management (Portugal) Limitada	Portugal
General Maritime Crewing Pte. Ltd.	Singapore
General Maritime Crewing Limited	Russia
GMR Administration Corp.	Marshall Islands
GMR Agamemnon LLC	Liberia
GMR Ajax LLC	Liberia
GMR Alexandra LLC	Marshall Islands
GMR Argus LLC	Marshall Islands
GMR Chartering LLC	New York
GMR Constantine LLC	Liberia
GMR Daphne LLC	Marshall Islands
GMR Defiance LLC	Liberia
GMR Elektra LLC	Marshall Islands
GMR George T LLC	Marshall Islands
GMR GP LLC	Marshall Islands

4

Name of Subsidiary	State or Other Jurisdiction of Organization
GMR Gulf LLC	Marshall Islands
GMR Harriet G. LLC	Liberia
GMR Hope LLC	Marshall Islands
GMR Horn LLC	Marshall Islands
GMR Kara G LLC	Liberia
GMR Limited LLC	Marshall Islands
GMR Minotaur LLC	Liberia
GMR Orion LLC	Marshall Islands
GMR Phoenix LLC	Marshall Islands
GMR Princess LLC	Liberia
GMR Progress LLC	Liberia
GMR Revenge LLC	Liberia
GMR St. Nikolas LLC	Marshall Islands
GMR Spyridon LLC	Marshall Islands
GMR Star LLC	Liberia
GMR Strength LLC	Liberia
GMR Trader LLC	Liberia
GMR Trust LLC	Liberia
Arlington Tankers Ltd.	Bermuda
Vision Ltd.	Bermuda
Victory Ltd.	Bermuda
Companion Ltd.	Bermuda
Compatriot Ltd.	Bermuda
Concord Ltd.	Bermuda
Consul Ltd.	Bermuda
Concept Ltd.	Bermuda
Contest Ltd.	Bermuda
Arlington Tankers, LLC	Delaware
General Maritime Subsidiary II Corporation	Marshall Islands
GMR Zeus LLC	Marshall Islands

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Name of Subsidiary	State or Other Jurisdiction of Organization
GMR Maniate LLC	Marshall Islands
GMR Spartiate LLC	Marshall Islands
GMR Ulysses LLC	Marshall Islands
GMR Atlas LLC	Marshall Islands
GMR Hercules LLC	Marshall Islands
GMR Poseidon LLC	Marshall Islands
General Maritime Investments LLC	Marshall Islands
General Product Carriers Corporation	Marshall Islands
GMR Concord LLC	Marshall Islands
GMR Contest LLC	Marshall Islands
GMR Concept LLC	Marshall Islands
General Maritime Subsidiary NSF Corporation	Marshall Islands

Commercial Pooling Arrangements:

•                  Time Charterparty between GMR Atlas LLC and Heidmar Trading LLC, dated July 4, 2011, as amended, with respect to the vessel M/T Genmar Atlas

•                  Time Charterparty between GMR Poseidon LLC and Heidmar Trading LLC, dated July 5, 2011, as amended, with respect to the vessel M/T Genmar Poseidon

•                  Pool Agreement, dated as of November 7, 2011, by and among GMR Zeus LLC, Heidmar Inc. and Seawolf Tankers Inc., as amended, with respect to the vessel M/T Genmar Zeus

•                  Pool Agreement, dated as of November 7, 2011, by and among GMR Hercules LLC, Heidmar Inc. and Seawolf Tankers Inc., as amended, with respect to the vessel M/T Genmar Hercules

•                  Pool Agreement, dated as of November 7, 2011, by and among GMR Ulysses LLC, Heidmar Inc. and Seawolf Tankers Inc., as amended, with respect to the vessel M/T Genmar Ulysses

•                  Pool Agreement, dated as of November 7, 2011, by and among GMR Vision Ltd, Heidmar Inc. and Seawolf Tankers Inc., as amended, with respect to the vessel M/T Genmar Vision

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•                  Pool Agreement, dated as of December 20, 2011, by and among Victory Limited, Heidmar Inc. and Seawolf Tankers Inc., as amended, with respect to the vessel M/T Genmar Victory

Unipec Transaction:

•                  On October 3, 2012, the Company entered into a Memorandum of Understanding with Unipec UK Company Limited (“Unipec”) pursuant to which the Company will form a new commercial management company (“Newco”) to manage all of the Company’s VLCC and Suezmax vessels and third party tonnage. Unipec will provide cargos to Newco through an agency agreement as well as handle the chartering function for vessels within Newco. Unipec will receive a 1.25% fee on all freight/demurrage received by Newco. The Company, through a management agreement, will provide commercial operational management and back office support for Newco. The Company will receive $200 per day for each vessel in Newco . The Company and Unipec will have joint responsibility for marketing and attracting third party business to Newco. The term of the arrangement is expected to be two years.

Liens and Encumbrances on Capital Stock of Subsidiaries:

•                  Liens for taxes, assessments and other governmental levies, fees or charges not yet due and payable or which the taxpayer is contesting in good faith and for which it has properly reserved in accordance with GAAP.

•                  Applicable laws or government orders.

•                  Other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

•                  Liens in respect of the Credit Agreements and the Interest Rate Swap.

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Schedule 3.7(b)
Reorganization Plan; Litigation

•                  In re GMR Securities Litigation, S.D.N.Y. Master File No. 12 CV 4599 (AJN) (2012) — Securities law class action.

•                  Salvage Claim re Genmar Star, Istanbul Admiralty Court, Case No. 2009/5 84 E. (2006) — Claim arising from tug boat assistance rendered to Genmar Star after vessel became disabled.

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Schedule 3.9
Noncontravention

•                  Shareholders’ Agreement — consent of Holdings to be obtained in connection with the transactions contemplated by the Agreement and the Letter Agreement.

•                  Registration Agreement — consent of Holdings to be obtained in connection with the transactions contemplated by the Agreement and the Letter Agreement.

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Schedule 3.10(a)

Agreements; Actions

•                  Memorandum of Agreement, dated August 17, 2012, by and between GMR Ajax LLC and PT Karsawiyana, for the sale of M/T Genmar Ajax.

•                  Acceptance of Assignment of Memorandum of Agreement from PT Karsawiyana to PT. Putra Utama Line, dated as of August 28, 2012, by GMR Ajax LLC.

•                  Time Charter Party, dated as of April 12, 2012, between MR Concord Shipping L.L.C. and GMR Concord LLC.

•                  See attached table regarding the Company’s vessel charters.

10

General Maritime Current Charters, Post 2011

Vessel Name	Current Charterer	Charter Type	Effective Date	Voyage
Genmar Daphne	Mercuria	Spot	2-Sep-12	Black Sea / Houston
Genmar Defiance	Petrodiamond	Spot	24-Sep-12	Muda-Yetagun / ECOZ
Genmar Elektra	Unipec	Spot	1-Oct-12	Kozmino / Tianjin
Genmar Minotaur	Valero	Spot	26-Sep-12	Venezuela / USG
Genmar Strength	Citgo	Spot	3-Oct-12	ECMexico / USG
Genmar Argus	Petroineos	Spot	19-Oct-12	WAF / UK
Genmar George T	Mercuria	Spot	5-Jul-12	BSea / Bahamas-USG
Genmar Hope	BP	Spot	25-Sep-12	Tallinn / USG
Genmar Horn	Exxon	Spot	6-Oct-12	WAF / MED
Genmar Kara G	Petrobras	Spot	1-Sep-12	Uruguay / Chile
Genmar Maniate	Exxon	Spot	30-Sep-12	Mongstad / Portland
Genmar Orion	Unipec	Spot	24-Sep-12	WAF / China
Genmar Spartiate	Phillips 66	Spot	5-Oct-12	WAF / USG
Genmar Spyridon	Mercuria	Spot	24-Sep-12	Tallinn / USG
Genmar St. Nikolas	Petrobras	TC	20-Jul-12	NA

As of October 3, 2012

Schedule 3.10(d)

Agreements; Actions

•                            None.

11

Schedule 3.11
Certain Transactions

•                  Purchase on or about October 10, 2012 by OCM Starfish Debtco S.àr.l, an affiliate of Holdings, of $36.3 million principal amount under the Third Amended and Restated Credit Agreement, dated as of May 17, 2012, among the Company, General Maritime Subsidiary II Corporation, Arlington Tankers Ltd., General Maritime Subsidiary Corporation, the lenders party thereto, Nordea as administrative agent and collateral agent, and Nordea and DnB Bank ASA, as joint lead arrangers and joint book runners.

12

Schedule 3.15
Vessels

•                       See attached table regarding the Company’s vessels.

Liens and Encumbrances on Vessels:

•                       Liens for taxes, assessments and other governmental levies, fees or charges not yet due and payable or which the taxpayer is contesting in good faith and for which it has properly reserved in accordance with GAAP.

•                       Cashiers’, landlords’, mechanics’, materialmens’, carriers’, workmens’, repairmens’, contractors’ and warehousemens’ Liens and similar Liens incurred in the ordinary course of business for amounts which are not delinquent.

•                       Rights of setoff included in contracts with customers.

•                       Applicable laws or government orders.

•                       Other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

•                       Liens in respect of the Credit Agreements and the Interest Rate Swap.

13

SCHEDULE BASED ON INFORMATION AVAILABLE AT 10/3/12

Vessel	Yard	Year Built	Year Aquired	DWT	Flag	Sister ships	Employment Status	Charterer	Charter Rate (1)	Charter Expiration (estimated)

OUR CURRENT FLEET

AFRAMAX TANKERS
Genmar Strength	Sumitomo	2003	2004	105,674	Liberia	A	Spot	CITGO	$14,411	10/10/2012
Genmar Defiance	Sumitomo	2002	2004	105,538	Liberia	A	Spot	PETRO DIAMOND CO	$25,198	10/17/2012
Genmar Agamemnon	Samsung	1995	1998	96,214	Liberia	B	Spot	CITGO	$2,437	10/4/2012
Genmar Minotaur	Samsung	1995	1998	96,226	Liberia	B	Spot	VALERO	$(9,452)	10/8/2012
Genmar Elektra	Tsuneishi	2002	2008	106,548	Marshall Islands	C	Spot	UNIPEC	$12,632	10/8/2012
Genmar Daphne	Tsuneishi	2002	2008	106,560	Marshall Islands	C	Spot	MERCURIA	$14,396	10/3/2012

				616,760
SUEZMAX TANKERS
Genmar George T	TSU	2007	2007	149,847	Marshall Islands	D	Spot	MERCURIA	$13,368	10/9/2012
Genmar St. Nikolas	TSU	2008	2008	149,876	Marshall Islands	D	TC	PETROBRAS	$19,750	7/20/2015
Genmar Kara G	TSU	2007	2007	150,296	Liberia	E	Spot	no charter party	n/a
Genmar Harriet G	TSU	2006	2006	150,205	Liberia	E	TC	BP LONDON	$22,750	8/17/2013
Genmar Orion	Samsung	2002	2003	159,992	Marshall Islands		Spot	UNIPEC	$9,954	10/29/2012
Genmar Argus	Hyundai	2000	2003	164,097	Marshall Islands	F	Spot		n/a
Genmar Spyridon	Hyundai	2000	2003	153,972	Marshall Islands	F	Spot	MERCURIA	$10,425	10/6/2012
Genmar Hope	Daewoo	1999	2003	153,919	Marshall Islands	G	Spot	BP OIL	$15,459	10/21/2012
Genmar Horn	Daewoo	1999	2003	159,475	Marshall Islands	G	Spot	EXXON MOBIL	$567	10/22/2012
Genmar Phoenix	Halla	1999	2003	149,999	Marshall Islands		Offiire		n/a
Genmar Maniate	Hyundai	2010	2010	165,000	Marshall Islands	H	Spot	EXXON MOBIL	$14,349	10/15/2012
Genmar Spartiate	Hyundai	2011	2011	165,000	Marshall Islands	H	Spot	PHILLIPS	$7,127	10/29/2012

				1,871,678
VLCC
Genmar Victory	Hyundai H.I. Co Ltd., Korea	2001	2008	314,000	Bermuda	I	Pool	SEAWOLF	varies	3/10/2013
Genmar Vision	Hyundai H.I. Co Ltd., Korea	2001	2008	314,000	Bermuda	I	Pool	SEAWOLF	varies	7/23/2013
Genmar Zeus	Hyundai H.I. Co Ltd., Korea	2010	2010	318,325	Marshall Islands		Pool	SEAWOLF	varies	12/25/2012
Genmar Poseidon	Daewoo	2002	2010	305,796	Marshall Islands		TC	HEIDMAR	$15,000	7/19/2013
Genmar Ulysses	Hyundai Samho	2003	2010	318,695	Marshall Islands		Pool	SEAWOLF	varies	7/18/2013
Genmar Atlas	Daewoo	2007	2010	306,005	Marshall Islands	J	TC	HEIDMAR	$15,000	7/15/2013
Genmar Hercules	Daewoo	2007	2010	306,543	Marshall Islands	J	Pool	SEAWOLF	varies	11/15/2012

				2,183,364
PANAMAX
Genmar Compatriot	Dalian Shipyard Ltd., China	2004	2008	72,750	Bermuda	K	TC	SHELL TANKERS	$15,000	2/23/2013
Genmar Companion	Dalian Shipyard Ltd., China	2004	2008	72,750	Bermuda	K	TC	SHELL TANKERS	$15,000	2/10/2013

				145,500
PRODUCT CARRIER
Genmar Consul	Uljanik Brodogradiliste, Croatia	2004	2008	47,400	Bermuda		TC	SHELL TANKERS	$16,000	2/7/2013

				47,400

		FLEET TOTAL- OWNED		4,864,702

PRODUCT CARRIER- CHARTERED-IN
Genmar Concord	Uljanik Brodogradiliste, Croatia	2004	2008	47,400	Bermuda		TC	SHELL TANKERS	$16,000	4/5/2013	(2)

		FLEET TOTAL- ALL		4,912,102

(1)    Charter rates for time charters represents the contractual daily rate. For spot voyages, where a vessel is hired by a charterer for a single voyage to transport its cargo between two or more ports the daily rate is expressed as estimated net voyage revenues divided by estimated spot voyage days. Estimated voyage revenues represents freight minus the sum of: (1) commissions and estimated voyage expenses consisting primarily of estimated fuel consumption and estimated port costs. Estimated spot voyage days is the number of calendar days between the date on which the vessel completed discharged of cargo from its prior voyage and the date on which the vessel is expected to complete discharge of cargo from its current voyage. For vessels in commercial pooling arrangements, the vessel receives variable rates from the pool based on the pool’s profits derived from subchartering the vessels on spot voyage charters. These rates vary so a daily rate cannot be attributable at any point in time.

(2)    The Genmar Concord was chartered in on a bareboat basis until June 2012, at which time the contract was rejected by the Company. Because the owner of this vessel believed the charter to be at a favorable rate and did not want to lose the charter, the owner entered into an arrangement with the Company whereby the Company would continue to invoice the charterer and, upon collection, remit it to the owner, less a small fee. To do this, the owner entered into a time charter agreement with the Company for terms mirroring the time charter between the Company and the charterer.

Schedule 3.16
Financial Statements

•                       Financial Statements

•                       Shell Performance Claim Accrual — Accrual of $4.4 million, as of August 31, 2012 (the “Shell Performance Claim Accrual”), relating to four vessels currently on time charter with Shell. Shell has asserted a claim on three of those vessels, which covers the first year of each contract (periods ranging from February 2011 to March 2012), which is currently being reviewed by management and is subject to negotiation. Shell may also assert a claim on the fourth vessel covering its first year and for periods subsequent to the first year on all four vessels. The Shell Performance Claim Accrual is based on management estimates of the aggregate amount of these performance claims from the inception of the time charters through the date of determination. The Shell Performance Claim Accrual is subject to normal accounting adjustments.

14

Schedule 3.17(a)

Changes

•                  On July 13, 2012, the Genmar Phoenix was struck and damaged by a bunkering vessel while the Genmar Phoenix was stationary in Galveston Bay harbor and performing anchoring procedures. Its hull was not breached and there was no discharge of oil.

15

Schedule 3.17(c)

Changes

•                  Sale of Genmar Ajax on October 5, 2012 for net proceeds of approximately $7.2 million, discharge of related Liens and related mandatory repayments under the Credit Agreements of approximately $7.2 million.

16

Schedule 3.18(b)

Employee Matters

•                  General Maritime Corporation 401(k) Profit Sharing Plan and Trust

17

Schedule 3.18(c)

Employee Matters

Bargaining Unit	Employer Party	Date of Agreement(1)
Unions affiliated with FESMAR: SEMM SITEMAQ SMMCMM SINCOMAR	General Maritime Crewing PTE. LTD.	01/01/07
International Transport Workers’ Federation	General Maritime Management (Portugal)	01/01/07
Associated Marine Officers’ and Seamen’s Union of the Philippines	General Maritime Management LLC	04/27/12
Unions affiliated to FESMAR	General Maritime Crewing PTE. LTD.	01/01/08
Seafarers Union of Russia, Moscow Affiliated Union of International Transport Workers’ Federation	General Maritime Crewing PTE. LTD. Singapore	01/01/08
Seafarers’ Union of Croatia	General Maritime Crewing PTE. LTD.	03/12/12

(1) Each of these Collective Bargaining Agreements expires after one year, but each has been extended in accordance with its terms through the attachment of a supplement.

18

Schedule 3.19
Tax Returns and Payments

The disclosures set forth herein do not reflect any tax implications arising from the transactions contemplated by the Agreement.

•                  The Company failed to withhold and pay to the appropriate Governmental Authorities amounts required to have been withheld and paid in connection with the vesting, prior to 2007, of shares of restricted stock granted to employees. The Company entered into settlement agreements with the appropriate Governmental Authorities and paid all amounts due under such agreements. Pursuant to the settlement agreements, no further amounts are due with respect to this matter.

•                  The United States federal Tax Returns of Arlington Tankers Ltd. (“Arlington”) relating to Taxes for the fiscal year ended December 31, 2005 were filed with the United States Internal Revenue Service (“IRS”) after the filing deadline of September 15, 2006.

•                  The United States federal Tax Returns of Arlington relating to Taxes for fiscal year ended December 31, 2006 were filed with the IRS after the filing deadline of September 17, 2007.

•                  Arlington subsidiaries Concept Ltd. and Contest Ltd., each an eligible entity organized in Bermuda, did not timely file IRS Forms 8832 to be treated as disregarded entities for U.S. federal income tax purposes as of January 5, 2006. These subsidiaries were incorrectly listed as disregarded entities on Arlington’s United States federal Tax Returns for the fiscal year ended December 31, 2006. Concept Ltd. and Contest Ltd. applied for and received letter rulings granting an extension of time to file IRS Forms 8832 to be classified as disregarded entities for U.S. federal income tax purposes with retroactive effect to January 5, 2006. Concept Ltd. and Contest Ltd. filed such IRS Forms 8832 on March 23, 2009.

•                  The Company has not filed the Arlington Connecticut Forms CT-1 120 for 2005 - 2007 or paid the minimum CT Corporation Business Tax of $250 per year. The tax due for these returns is $250 per year, plus interest and penalties.

•                  GMR Strength LLC did not timely file Canadian 2006 and 2007 corporate income tax returns. On February 1, 2012, Canada Revenue Agency sent GMR Strength LLC a notice of corporate income tax assessment for 2007. The notice also referred to an earlier assessment for 2006. GMR Strength LLC subsequently filed Canadian 2006 and 2007 corporate income tax returns on June 27, 2012. The Company estimates that this may result in tax due for 2007 of approximately $99,000, which would be an unsecured claim in the Company’s bankruptcy.

•                  The United States federal Tax Returns of General Maritime Corporation relating to Taxes for the year ended December 31, 2010 were filed with the IRS on September 28, 2011, which is a date later than the filing deadline of September 15, 2011.

•                  In the Spring of 2012, the company informed the New York City Department of Finance that it had not timely file New York City Commercial Rent Tax returns from 2001 through May 31, 2012. The company reached an agreement with the Department to file returns and pay tax for the past four years in full satisfaction of its past due liabilities.

•                  In 2011, the Company made a $285,915 payment to Peter C. Georgiopoulos resulting from a Company error in tax reporting. No tax information returns have been filed in connection with this payment.

•                  Some of the Form 8832 elections made with respect to the Company’s Subsidiaries may be subject to the 60 month rule set forth in Treasury Regulation Sec. 301.7701-3(c)(1)(iv).

19

Schedule 3.21
Insurance

•                  See attached summaries and table regarding the Company’s insurance coverage.

20

General Maritime Corporation
Executive Liability

Insurance Summary

As of 10/18/12

Directors & Officers Liability

Primary
Policy Aggregate	$15,000,000
Retentions	$0 Non-Indemnifiable
$100,000 Indemnifiable / non-Securities
$500,000 Securities
Carrier:	AIG
Policy #:	01-904-51-17
Premium:	$130,000
Policy Term:	5/17/12 to 5/17/13

Excess Side A DIC
Policy Aggregate:	$5,000,000 xs $15,000,000
Carrier:	Chubb
Policy #:	8225-4157
Premium:	$20,000
Policy Term:	5/17/12/ to 5/17/13

Employment Practices Liability

Limit	$5,000,000
Retention	$50,000
Carrier:	AIG
Policy #:	01-904-51-17
Premium:	Included in Primary D&O
Policy Term:	5/17/12 to 5/17/13

Fiduciary Liability

Limit	$3,000,000
Retention	$5,000
Carrier:	AIG
Premium:	$5,743
Policy #:	019328687
Policy Term:	5/17/12 to 5/17/13

FILE COPY

LEEDS & LEEDS COMPANY, INC.

74 Trinity Place New York, N.Y. 10006 TELEPHONE: (212) 406-7800 FAX: (212) 406-7815

COVER NOTE

No.: 12-433-01B

APRIL 15, 2012

INSURED BY ORDER OF:	General Maritime Management LLC

ASSURED:	As Attached.

LOSS PAYABLE:	Loss, if any, Payable to Assured and/or Mortgagee, as their respective interests may appear, or order. Loss Payable Clauses and Notices of Assignment, as attached.

INTEREST:	Hull & Machinery, etc. and everything connected therewith.

VESSELS:

GMM — CONSOLIDATED FLEET “GENMAR MANIATE” plus (32) as attached including new and/or acquired and/or managed and/or chartered vessels on values, terms, conditions and rates as per Fleet hereunder

Each vessel deemed as separately insured.

AGREED
INSURED VALUE:	$93,000,000 Top Value and as per attached Schedule.

PERIOD:	From:	April 15, 2012 @ 09:15 Hours Houston Time
	To:	April 15, 2013 @ 09:15 Hours Houston Time

CONDITIONS:	American Institute Hull Clauses (JUNE 1977) and Clauses as attached

PARTICIPATION:	100% as per attached.

LEEDS & LEEDS COMPANY, INC.

/s/ Alister Belfon
ALISTER BELFON

This document is intended for use as evidence that insurance described has been effected against which Underwriters certificate or policy will be duly issued. As broker Leeds & Leeds Company, Inc. act as Agent of Assured. It is agreed any disputes hereunder will be subject to the jurisdiction of a court within the United States. Immediate advice must be given of any discrepancies, inaccuracies, or necessary changes. The information contained herein is confidential and proprietary. No distribution to third parties without prior written approval of owners, their agents, managers and holding broker of record.

International Insurance Brokers	•	Average Adjusters	•	Reinsurance Intermediaries

LEEDS & LEEDS COMPANY, INC.

GENERAL MARITIME MANAGEMENT LLC

PARTICIPATION

UNDERWRITERS		SHARE
HDI-GERLING INDUSTRIE VERSICHERUNG AG	15.0%
MITSUI SUMITOMO INSURANCE CO (EU), LTD VIA SMA	5.0%
GARD MARINE & ENERGY LIMITED	15.0%
NORWEGIAN HULL CLUB	7.5%
INTER HANNOVER SWEDEN	5.0%
KOREAN RE (donGBU) thru	5.0%
Henschien Insurance Services Ltd., AS		52.5%
CHAUCER CHAUCER SYNDICATE 1084	5.0%
ASPEN SYNDICATE 4711	6.5%
thru SSL Insurance Brokers Limited		11.5%
MAPFRE thru
SSL Insurance Brokers Limited		7.5%
DELTA LLOYD SCHADEVERZEKERING N.V. thru DUTCH MARINE INSURANCE thru
SSL Insurance Brokers Limited		5.0%
MITSUI SUMITOMO INSURANCE CO., LTD.		7.5%
XL SPECIALTY INSURANCE COMPANY thru
XL Marine & Offshore Energy		7.5%
SKULD LLOYDS SYNDICATE 1897		5.0%
MOSAIC INSURANCE SERVICES, INC.
On behalf of Lloyd’s Syndicate 1861		3.5%
		100.0%

ATTACHING TO AND FORMING PART OF LEEDS & LEEDS COMPANY, INC. COVER NOTE NO: 12-433-01B

DATED: APRIL 15, 2012

LEEDS & LEEDS COMPANY, INC.

COVER NOTE

No.: 12-1046-02B

OCTOBER 12, 2012

INSURED BY ORDER OF:	General Maritime Management LLC

ASSURED:	As per Attached.

Loss PAYABLE:	Loss, if any Payable to Assured and/or Mortgagee, as their respective interests may appear, or order.

INTEREST:	Increased Value of Hull and Machinery, etc and/or Disbursements and/or Freight and/or Interest including Excess Liabilities.

VESSEL:

GENMAR ZEUS plus (18) Others (as attached) including new and/or acquired and/or managed and/or chartered vessels on values, terms, conditions and rates as per fleet hereunder.

Each vessel deemed as separately insured.

AGREED
INSURED VALUE:	$27,000,000 Top Value and as per attached Fleet Schedule.

PERIOD	FROM:	October 12, 2012 @ 06:30 Hours GMT.
	To:	April 15, 2014 @ 06:30 Hours GMT.

CONDITIONS	American Institute Increased Value and Excess Liabilities Clauses (November 3, 1977) and Clauses as attached.

PARTICIPATION	As per attached.

LEEDS & LEEDS COMPANY, INC.

/s/ Jack DeBruycker
Jack DeBruycker

This document is intended for use as evidence that insurance described has been effected against which Underwriters certificate or policy will be duly issued. As broker Leeds & Leeds Company, Inc. act as Agent of Assured. It is agreed any disputes hereunder will be subject to the jurisdiction of a court within the United States. Immediate advice must be given of any discrepancies, inaccuracies, or necessary changes. The information contained herein is confidential and proprietary. No distribution to third parties without prior written approval of Owner, their agents, managers and holding broker of record.

LEEDS & LEEDS COMPANY, INC.

GENERAL MARITIME MANAGEMENT LLC

PARTICIPATION

UNDERWRITERS		SHARE

Ascot Via Scandinavian Market Agency	20.0%
Gard Marine & Energy Limited	20.0%
Norwegian Hull Club	10.0%
Inter Hannover Sweden thru	5.0%
HENSCHIEN INSURANCE SERVICES LTD., AS		55.0%
Chaucer Chaucer Syndicate 1084	14.0%
Antares Syndicate 1274 thru	13.5%
SSL INSURANCE BROKERS LIMITED		27.5%
Mapfre thru	7.5%
SSL INSURANCE BROKERS LIMITED		7.5%
SKULD LLOYDS SYNDICATE 1897		10.0%
TOTAL		100.0%

ATTACHING TO AND FORMING PART OF LEEDS & LEEDS COMPANY, INC. COVER NOTE NO.: 12-1046-02B

DATED: October 12, 2012

FILE COPY

LEEDS & LEEDS COMPANY, INC.

74 Trinity Place New York, N.Y. 10006 TELEPHONE: (212) 406-7800 FAX: (212) 406-7815

COVER NOTE
NO. 12-286-07B
MARCH 11, 2012

INSURED BY
ORDER OF:	General Maritime Management LLC

ASSURED:	As per Attached.

LOSS PAYABLE:	Loss, if any, Payable to Assured and/or Order.

INTERESTS:	Loss of Charter Hire and/or Earnings Insurance

VESSELS:	“GENMAR ORION” plus (32) (as attached), including new and/or acquired and/or managed and/or chartered vessels on values, terms, conditions and rates as per fleet.
Each vessel deemed as separately insured.

AGREED VALUE:	As per attached Schedule.

PERIOD:	FROM March 11, 2012 @ 09:15 Hours Houston Time.
To: March 11, 2013 @ 09:15 Hours Houston Time.

CONDITIONS:	As per Attached.

PARTICIPATION:	as per attached Schedule.

LEEDS & LEEDS COMPANY, INC.

/s/ Alister Belfon
ALISTER BELFON

This document is intended for use as evidence that insurance described has been effected against which Underwriters certificate or policy will be duly issued. As broker Leeds & Leeds Company, Inc. act as Agent of Assured. It is agreed any disputes hereunder will be subject to jurisdiction of a court within the United States.  Immediate advice must be given of any discrepancies, inaccuracies, or necessary changes.  The information contained herein is confidential and proprietary. No distribution to third parties without prior written approval of owners, their agents, managers and broker of record.

International Insurance Brokers	• Average Adjusters	• Reinsurance Intermediaries

LEEDS & LEEDS COMPANY, INC.

GENERAL MARITIME MANAGEMENT LLC

PARTICIPATING SECURITY

UNDERWRITERS		SHARE

GARD MARINE & ENERGY LIMITED	30.0%
HDI-GERLING INDUSTRIE VERSICHERUNG AG	20.0%
thru
Henschien Insurance Services Ltd., AS		50.0%

THE STRIKE CLUB
thru
SSG Insurance Brokers Limited		40.0%

MITSUI SUMITOMO INSURANCE CO., LTD.		10.0%
		100.0%

ATTACHING TO AND FORMING PART OF LEEDS & LEEDS COMPANY COVER NOTE NO: 12-286-07B
DATED: MARCH 11, 2012

LEEDS & LEEDS COMPANY, INC.

FILE COPY

74 Trinity Place New York, N.Y. 10006 TELEPHONE: (212) 406-7800 FAX: (212) 406-7815

COVER NOTE
No. 12-550-03B
MAY 20, 2012

INSURED BY
ORDER OF:	Leeds & Leeds Company, Inc. as broker of record for General Maritime Management LLC

ASSURED:	As Attached.

Loss PAYABLE:	Loss, if any, payable to Assured and/or Mortgagee, if any to be advised, as their respective interests may appear, or order.
Subject to loss payable clauses and notice of assignment, as attached.

INTERESTS:	A) War Risks Hull and Machinery Etc. - Insurance
B) War Increased Value - Insurance
C) War Risks Loss of Hire - Insurance

VESSELS:	“GENMAR ZEUS” plus (31 vessels)-(as attached), including new and/or acquired and/or managed and/or chartered vessels on values, terms, conditions and rates as per fleet.
Each vessel deemed as separately insured.
AGREED
INSURED VALUE:	A) Top Value $93,000,000 and as per attached schedule.
B) Top Value $ 27,000,000 and as per attached schedule.
C) Top Value $ 3,690,000 and as per attached schedule.

PERIOD:	FROM: May 20, 2012 @ 11:05 hours New York Time.
TO: May 20, 2013 @ 11:04 hours New York Time.

CONDITIONS:	As Attached.

TRADING:	War Risks Trading Warranties subject to current London Market Exclusions which held covered at rates to be agreed by Underwriters.

PARTICIPATION:	As Attached.

LEEDS & LEEDS COMPANY, INC.

/s/ Judy C. Alleyne
JUDY C. ALLEYNE

This document is intended for use as evidence that insurance described has been effected against which Underwriters certificate or policy will be duly issued.  As broker Leeds & Leeds Company, Inc. act as Agent of Assured. It is agreed any disputes hereunder will be subject to jurisdiction of a court within the United States. Immediate advice must be given of any discrepancies, inaccuracies, or necessary changes.  The information contained herein is confidential and proprietary. No distribution to third parties without prior written approval of owners, their agents, managers and broker of record.

International Insurance Brokers	• Average Adjusters	• Reinsurance Intermediaries

LEEDS & LEEDS COMPANY, INC.

PARTICIPATION

Talbot Syndicate 1183	18.84%
Beazley Syndicate 2623/0623	23.55%
Markel Syndicate 3000	16.49%
Arch Underwriting at Lloyd’s Ltd. Syndicate 2012	11.77%
Chaucer Chaucer Syndicates 1084	13.50%
Aspen Managing Agency Ltd Syndicate 4711	5.85%
thru
SSL INSURANCE BROKERS, LTD.		90.0%
MOSAIC INSURANCE SERVICES, INC.
On behalf of Lloyd’s Syndicate 1861		10.0%
Total		100.0%

ATTACHING TO AND FORMING PART OF LEEDS & LEEDS COMPANY, INC. COVER NOTE NO.: 12-550-03B
DATED: May 20, 2012

September 27, 2012

General Maritime Management LLC

Marine Insurance Program

Genmar Zeus plus (32) Vessels

2012 Estimated Annual Budget

Spreadsheet of Individual Vessel Premium for each cover

			Hull & Machinery		Increased Value		LOH Insurance		War Risk Insurances					P&I			FD&D			COFR
																			Total
Vsl No.	Vessel Name		Agreed Hull Value	Hull Premium	Agreed I.V Value	I.V. Premium	Agreed LOH Total Indemnification	Premium	Agreed H&M Values	Agreed I.V Value	Agreed LOH Total Indemnification	Total Agreed Insured Value	War Risk Premium	Gard “ETC”	Skuld	Total P&I Premium	Gard “ETC”	Skuld	FD&D Premium	SIGCo	Total Annual Premium
	VLCC Tankers
1	Genmar Zeus		$93,000,000	$165,725	$27,000,000	$20,250	$3,600,000	$55,115	$93,000,000	$27,000,000	$3,600,000	$123,600,000	$7,580	175,450		$175,450	$9,800		$9,800	$5,625	$439,545
2	Genmar Atlas		$77,000,000	$151,680	$23,000,000	$17,250	$3,600,000	$55,115	$77,000,000	$23,000,000	$3,600,000	$103,600,000	$6,320	172,675		$172,675	$9,800		$9,800	$5,625	$418,465
3	Genmar Hercules		$77,000,000	$151,595	$23,000,000	$17,250	$3,600,000	$55,115	$77,000,000	$23,000,000	$3,600,000	$103,600,000	$6,320	172,675		$172,675	$9,800		$9,800	$5,625	$418,380
4	Genmar Ulysses		$67,500,000	$144,405	$22,500,000	$16,875	$3,600,000	$55,115	$67,500,000	$22,500,000	$3,600,000	$93,600,000	$5,640	175,855		$175,855	$9,800		$9,800	$5,625	$413,315
5	Genmar Poseidon		$61,000,000	$135,255	$19,000,000	$14,250	$3,600,000	$55,115	$61,000,000	$19,000,000	$3,600,000	$83,600,000	$5,060	169,020		$169,020	$9,800		$9,800	$5,625	$394,125
6	Genmar Victory		$66,000,000	$149,910	$0	$0	$3,690,000	$56,495	$66,000,000	$0	$3,690,000	$69,690,000	$4,750		$203,485	$203,485		$8,000	$8,000	$5,625	$428,265
7	Genmar Vision		$66,000,000	$149,910	$0	$0	$2,700,000	$41,340	$66,000,000	$0	$2,700,000	$68,700,000	$4,715		$203,485	$203,485		$8,000	$8,000	$5,625	$413,075
			$507,500,000	$1,048,480	$114,500,000	$85,875	$24,390,000	$373,410	$507,500,000	$114,500,000	$24,390,000	$646,390,000	$40,385	$865,675	$406,970	$1,272,645	$49,000	$16,000	$65,0000	$39,375	$2,925,170

	Suezmax Tankers
8	Genmar Maniate		$65,000,000	$107,470	$15,000,000	$11,250	$2,520,000	$38,580	$65,000,000	$15,000,000	$2,520,000	$82,520,000	$5,165		$118,030	$118,030		$8,400	$8,400	$2,815	$291,710
9	Genmar Spartiate		$65,000,000	$107,470	$15,000,000	$11,250	$2,520,000	$38,580	$65,000,000	$15,000,000	$2,520,000	$82,520,000	$5,165		$118,030	$118,030		$8,400	$8,400	$2,815	$291,710
10	Genmar St Nikolas		$59,000,000	$105,865	$2,000,000	$1,500	$2,520,000	$38,580	$59,000,000	$5,000,000	$2,520,000	$66,520,000	$4,395	128,270		$128,270	$9,800		$9,800	$2,815	$291,225
11	Genmar Harriet G		$58,000,000	$101,735	$2,000,000	$1,500	$2,520,000	$38,580	$58,000,000	$2,000,000	$2,520,000	$62,520,000	$4,220		$199,215	$199,215		$8,400	$8,400	$2,815	$356,465
12	Genmar George T		$58,000,000	$104,920	$4,000,000	$3,000	$2,520,000	$38,580	$58,000,000	$4,000,000	$2,520,000	$64,520,000	$4,290		$199,215	$199,215		$8,400	$8,400	$2,815	$361,220
13	Genmar Kara G		$58,000,000	$101,735	$4,000,000	$3,000	$2,520,000	$38,580	$58,000,000	$4,000,000	$2,520,000	$64,520,000	$4,290	138,130		$138,130	$9,800		$9,800	$2,815	$298,350
14	Genmar Orion		$44,000,000	$105,050	$500,000	$375	$2,520,000	$38,580	$44,000,000	$500,000	$2,520,000	$47,020,000	$3,185	206,220		$206,220	$9,800		$9,800	$2,815	$366,025
15	Genmar Argus		$38,000,000	$98,680	$0	$0	$2,520,000	$38,580	$38,000,000	$0	$2,520,000	$40,520,000	$2,750	205,830		$205,830	$9,800		$9,800	$2,815	$358,455
16	Genmar Spyridon		$38,000,000	$98,680	$0	$0	$2,520,000	$38,580	$38,000,000	$0	$2,520,000	$40,520,000	$2,750	205,830		$205,830	$9,800		$9,800	$2,815	$358,455
17	Genmar Hope		$34,000,000	$92,755	$0	$0	$2,520,000	$38,580	$34,000,000	$0	$2,520,000	$36,520,000	$2,470	206,730		$206,730	$9,800		$9,800	$2,815	$353,150
18	Genmar Horn		$34,000,000	$92,755	$0	$0	$2,520,000	$38,580	$34,000,000	$0	$2,520,000	$36,520,000	$2,470	206,730		$206,730	$9,800		$9,800	$2,815	$353,150
19	Genmar Phoenix		$34,000,000	$92,700	$0	$0	$2,520,000	$38,580	$34,000,000	$0	$2,520,000	$36,520,000	$2,470	203,205		$203,205	$9,800		$9,800	$2,815	$349,570
			$585,000,000	$1,209,815	$42,500,000	$31,875	$30,240,000	$462,960	$585,000,000	$45,500,000	$30,240,000	$660,740,000	$43,620	$1,500,945	$634,490	$2,135,435	$78,400	$33,600	$112,000	$33,780	$4,029,485
	Aframax Tankers
20	Genmar Strength		$34,000,000	$101,915	$6,000,000	$4,500	$1,647,000	$25,215	$34,000,000	$6,000,000	$1,647,000	$41,647,000	$2,650		$198,340	$198,340		$8,400	$8,400	$2,125	$343,145
21	Genmar Elektra		$34,000,000	$101,915	$2,000,000	$1,500	$1,800,000	$27,560	$34,000,000	$2,000,000	$1,800,000	$37,800,000	$2,515		$177,850	$177,850		$8,400	$8,400	$2,125	$321,865
22	Genmar Daphne		$34,000,000	$101,915	$2,000,000	$1,500	$1,800,000	$27,560	$34,000,000	$2,000,000	$1,800,000	$37,800,000	$2,515		$177,850	$177,850		$8,400	$8,400	$2,125	$321,865
23	Genmar Defiance		$34,000,000	$101,915	$2,000,000	$1,500	$1,800,000	$27,560	$34,000,000	$2,000,000	$1,800,000	$37,800,000	$2,515		$198,340	$198,340		$8,400	$8,400	$2,125	$342,355
24	Genmar Agamemnon		$18,000,000	$90,915	$0	$0	$1,530,000	$23,425	$18,000,000	$0	$1,530,000	$19,530,000	$1,315		$190,355	$190,355		$8,400	$8,400	$2,125	$316,535
25	Genmar Minotaur		$18,000,000	$87,395	$0	$0	$1,530,000	$23,425	$18,000,000	$0	$1,530,000	$19,530,000	$1,315		$190,355	$190,355		$8,400	$8,400	$2,125	$313,015
			$172,000,000	$585,970	$12,000,000	$9,000	$10,107,000	$154,745	$172,000,000	$12,000,000	$10,107,000	$194,107,000	$12,825	$0	$1,133,090	$1,133,090		$50,400	$50,400	$12,750	$1,958,780
	Composite Fleet
26	Genmar Companion	Pan	$40,000,000	$88,470	$2,000,000	$1,500	$1,485,000	$22,735	$40,000,000	$2,000,000	$1,530,000	$43,530,000	$2,925		$93,515	$93,515		$8,000	$8,000	$1,500	$218,645
27	Genmar Compatriot	Pan	$40,000,000	$88,470	$2,000,000	$1,500	$1,485,000	$22,735	$40,000,000	$2,000,000	$1,440,000	$43,440,000	$2,920		$93,510	$93,510		$8,000	$8,000	$1,405	$218,540
28	Genmar Consul	Handy	$26,500,000	$72,100	$2,000,000	$1,500	$1,170,000	$17,915	$26,500,000	$2,000,000	$1,170,000	$29,670,000	$1,965		$76,020	$76,020		$8,000	$8,000	$1,405	$178,905
			$106,500,000	$249,040	$6,000,000	$4,500	$4,140,000	$63,385	$106,500,000	$6,000,000	$4,140,000	$116,640,000	$7,810	$0	$263,045	$263,045	$0	$24,000	$24,000	$4,310	$616,090
	Totals		$1,371,000,000	$3,093,305	$175,000,000	$131,250	$68,877,000	$1,054,500	$1,371,000,000	$178,000,000	$68,877,000	$1,617,877,000	$104,640	$2,366,620	$2,437,595	$4,804,215	$127,400	$124,000	$251,400	$90,215	$9,529,525

EXHIBIT E

FORM OF LEGAL OPINION OF COMPANY COUNSEL

REEDER & SIMPSON PC
ATTORNEYS AT LAW

P.O. Box 601	Telephone: 011-692-625-3602
RRE Commercial Center	Email: dreeder@ntamar.net
Majuro, MH 96960	r.simpson@simpson.gr

Each of the Purchasers referenced below

c/o BlueMountain Capital Management LLC

280 Park Avenue, 5th Floor East

New York, NY 10017

Attention: Paul Friedman

Re: General Maritime Company (the “Company”)

November       , 2012

We are licensed to practice law in the Republic of the Marshall Islands (the “RMI”), and are members in good standing of the Bar of the RMI. We are acting as special counsel to the Company, a RMI corporation, for the purpose of rendering an opinion regarding the laws of the RMI on that certain transaction (the “Transaction”), involving the documents listed and defined below.

We have not acted on behalf of any of the parties to the transaction in relation to the negotiation, drafting or execution of any of the documents as defined below.

For purposes of rendering this opinion we have examined electronic copies of the following documents:

1.              A copy of that certain Common Stock Subscription Agreement (the “Agreement”), dated November 1, 2012, between the Company and the parties identified therein as Purchasers (the “Purchasers”); and

2.              A copy of the Amended and Restated Articles of Incorporation of the Company dated February 8, 2008, and a Certificate of Good Standing for the Company dated October       , 2012, along with resolutions of the board of directors of the Company dated October 10, 2012, authorizing entry into the Transaction (collectively the “Company Documents”).

We have not reviewed any other documents other than the Agreement and Company Documents and we do not render an opinion regarding the laws of the RMI on any other documents involved in the Transaction, other than the documents listed above even if such other documents have either been referred to or are incorporated into the documents we have reviewed.

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In rendering this opinion we have assumed with your permission and without independent verification:

1.              The genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us, and the conformity with originals of all items submitted to us as electronic copies or otherwise, the accuracy of the certificates submitted to us, that all parties to the Transaction other than the Company executed and delivered the documents to the Transaction, along with all other agreements, instruments, associated documents, and resolutions, that such parties were duly organized, validly existing, and in good standing under the laws of their respective jurisdictions and such parties were duly qualified to engage in the transactions covered by this opinion, that such parties had the power and authority to enter into and perform their obligations thereunder, that such parties duly authorized, executed and delivered the documents to the Transaction to which it was a party, that the documents to the Transaction constitute the legal, valid, and binding obligation of each of the parties under all relevant laws, other than the laws of the RMI which are the subject of this opinion, that the due authorization, execution, enforceability and delivery of the documents to the Transaction to which each was a party comply with all relevant laws, other than the laws of the RMI which are the subject of this opinion, and that all actions required to be taken by such parties under all relevant laws, other that the laws of the RMI which are the subject of this opinion, have been duly accomplished;

2.              That all conditions precedent to the Transaction have been fulfilled or waived.

Whenever our opinion is indicated to be based on our knowledge or awareness, it is intended to signify that although we have searched the public register of RMI corporations to determine the good standing of the Company, we have not undertaken any independent investigation specifically for the purpose of rendering this opinion and our knowledge will be limited to those matters of which we have actual knowledge. Whenever we have stated that we have assumed any matter, it is intended that we assume such matter without making any factual, legal, or other inquiry or investigation and without expressing any opinion or conclusion of any kind concerning such matter.

The opinion hereinafter expressed is subject to the following:

1.              The effect of any applicable bankruptcy, insolvency, reorganization, preferential and fraudulent transfer, moratorium and other similar laws now or hereafter in effect affecting generally the enforcement of creditors or secured creditors rights;

2.              Limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or in law), upon the enforceability of any of the remedies, covenants or other provisions of the Agreement or upon the availability of injunctive relief or other equitable remedies orders for which are discretionary under RMI law.

3.              We express no opinion on any provision in the Agreement which stipulates

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that the invalidity or unenforceability of any provisions shall not affect any other provision or provisions or the validity or unenforceability thereof nor do we express any opinion on any provision which stipulates that any particular provision or provisions may be severable, or on any similar provision.

4.              The constitutionality and continued validity of all statutes and laws of the RMI reviewed and relied upon by us in connection with rendering this opinion;

5.              We render no opinion herein with respect to the priority of any lien or security interest created by the Agreement nor do we express any opinion on the title to any real or personal property described in the Transaction other than under the laws of the RMI;

6.              The enforceability under certain circumstances, under the laws or court decisions of the RMI, of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law, where such waivers are against public policy or prohibited by law;

7.              The unenforceability under certain circumstances of indemnifying a party against liability for its own wrongful and negligent acts or where such indemnification is contrary to public policy or prohibited by law;

8.              The effect of laws of the RMI, which may provide that a court may refuse to enforce, or may limit the application of a contract or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made or contrary to public policy;

9.              The unenforceability under certain circumstances of contractual provisions respecting self-help or summary remedies without notice or opportunity for hearing or correction, and the effect of the laws of the RMI which may require a secured party in any disposition of collateral, to act in good faith and in a commercially reasonable manner.

10.                 The RMI courts may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any unsuccessful lawsuit brought against that party before the courts of the RMI and the RMI courts may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before the RMI court.

11.                 A RMI court may stay proceedings if concurrent proceedings are brought elsewhere and claims may become barred under the laws as to limitation of actions in the RMI or may become subject to defenses of set-off or counterclaim.

12.                 The courts of the RMI will not directly or indirectly enforce foreign revenue or penal laws.

We express no opinion as to matters governed by, or the effect or applicability of

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any laws of any jurisdiction other than the laws of the RMI which are in effect as of the date hereof. This opinion speaks as of the date hereof, and it should be recognized that changes may occur after the date of this letter which may effect the opinion set forth herein. We assume no obligation to advise the parties, their counsel, or any other party seeking to rely upon this opinion, of any such changes, whether or not material, or of any other matter which may hereinafter be brought to our attention.

This opinion is furnished solely for the benefit of the parties to the Transaction and may not be used for any other purpose or relied upon by, nor copies delivered to, any person other than the parties to the Transaction, without our prior written consent in each case.

Based upon the foregoing and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

1.              The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the RMI.

2.              The Company has the requisite corporate power and authority to execute and deliver the Agreement and perform its obligations thereunder.

3.         The Shares of Common Stock, par value US$0.01 per share, of the Company to be issued and sold by the Company pursuant to the terms of the Agreement have been fully authorized and, when issued and delivered against payment therefore as provided in the Agreement, will be validly issued, fully paid and nonassessable, and the issuance of the Shares will not be subject to any preemptive or similar rights under the Articles of Incorporation or Bylaws of the Company or under any RMI statute.

4.              The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby, and compliance by the Company with the terms and provisions thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with or violate the Articles of Incorporation or the By-Laws of the Company, or (ii) violate any RMI statute or any judgment, order or decree, rule or regulation applicable to the Company of any RMI court or other RMI regulatory authority or other governmental body having jurisdiction over the Company or its properties or assets.

Sincerely,

Reeder & Simpson PC
Dennis J. Reeder

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